CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                     SMITH BARNEY POTOMAC FUTURES FUND L.P.

                            UNDER SECTION 121-201 OF

                       THE REVISED LIMITED PARTNERSHIP ACT



THE UNDERSIGNED,  for the purpose of forming a limited  partnership  pursuant to
Section 121-201 of the Revised Limited Partnership Act of New York, does hereby certify:

1. The name of the limited partnership is as follows:

                     Smith Barney Potomac Futures Fund L.P.

2. The county within this state, in which the office of the limited partnership is to be located is:

                                    New York.

3. The Secretary of State of the State of New York is hereby designated the agent of the limited partnership upon whom process served against the limited partnership may be served. The post office address within or without New York State to which the Secretary will mail a copy of any process against the limited partnership served upon him is:

                      Smith Barney Futures Management Inc.
                        390 Greenwich Street - 1st floor
                            New York, New York 10013
                            Attention: David J. Vogel

4. CT Corporation System, having a business address at 1633 Broadway, New York, New York 10019, is hereby designated pursuant to section 121-105 of the Revised Limited Partnership Act of New York, the registered agent of the limited partnership upon whom process against the limited partnership may be served.

5. The name and business or residence address of each general partner is as follows:

                      Smith Barney Futures Management Inc.
                        390 Greenwich Street - 1st floor
                            New York, New York 10013

6. The latest date upon which the limited partnership is to dissolve is:

                               December 31, 2017.

7. Additional information determined by the general partner to be included:

                                      None.

IN WITNESS WHEREOF, the undersigned has executed this certificate this 13th day of March 1997, and affirms that the statements contained herein are true under penalty of perjury.



                          General Partner

                          Smith Barney Futures Management Inc.



                          By: /s/ David J. Vogel
                             ---------------------------
                                  David J. Vogel
                                  President

EXHIBIT 3.2
                           CERTIFICATE OF AMENDMENT

                                     OF THE

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                     SMITH BARNEY POTOMAC FUTURES FUND L.P.

                            UNDER SECTION 121-202 OF

                       THE REVISED LIMITED PARTNERSHIP ACT

     THE UNDERSIGNED, being the withdrawing general partner and the admitted general partner of Smith Barney Potomac Futures Fund L.P., for the purpose of amending the Certificate of Limited Partnership of Smith Barney Potomac Futures Fund L.P. pursuant to Section 121-202 of the Revised Limited Partnership Act of New York, do hereby certify:

1. The name of the limited partnership is as follows:

       Smith Barney Potomac Futures Fund L.P. (the "Limited Partnership")

2. The date of filing of the Certificate of Limited Partnership of the Limited Partnership was March 14, 1997.

3. The post office address within or without New York State to which the Secretary of State shall mail a copy of any process against the Limited Partnership served upon him is being amended such that Article 3 of the Certificate of Limited Partnership of the Limited Partnership is hereby amended to read in its entirety as follows:

     3. The Secretary of State of the State of New York is hereby designated the agent of the limited partnership upon whom process served against the limited partnership may be served. The post office address within or without New York State to which the Secretary shall mail a copy of any process against the limited partnership served upon him is:

                    Smith Barney Futures Management LLC
                    388 Greenwich Street - 7th floor
                    New York, New York  10013
                    Attention:  David J. Vogel

4. The Certificate of Limited Partnership of the Limited Partnership is being amended to reflect the admission of a general partner and the withdrawal of a general partner. The name of the admitted general partner is Smith Barney Futures Management LLC whose date of admission is April 1, 2001. The name of the withdrawing general partner is SFG Global Investments, Inc. whose address is 21 Milk Street, 5th Floor, Boston, Massachusetts 02109 and whose date of withdrawal is April 1, 2001. Article 5 of the Certificate of Limited Partnership of the Limited Partnership is hereby amended to read in its entirety as follows:

5. The name and business or residence address of each general partner is as follows:

                    Smith Barney Futures Management LLC
                    388 Greenwich Street - 7th floor
                    New York, New York  10013


     5. This Amendment shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 1st day of April 2001, and affirm the statements contained herein as true under penalties of perjury.



                             Admitted General Partner:

                       SMITH BARNEY FUTURES MANAGEMENT LLC



                           By:  /s/ David J. Vogel
                                  ----------------
                              Name: David J. Vogel
                              Title:   President





                           Withdrawing General Partner:
                            SFG Global Investments, Inc.





                            By:  /s/ Donald S. Chadwick
                                     -----------------------
                                Name: Donald S. Chadwick
                                Title:   President

EXHIBIT 3.3

                              CERTIFICATE OF CHANGE

                                       OF

                     SMITH BARNEY POTOMAC FUTURES FUND L.P.

         Under Section 121-202-A of the Revised Limited Partnership Act


1. The name of the limited partnership is
                                          SMITH BARNEY POTOMAC FUTURES FUND L.P.

If applicable, the original name under which it was formed is

2. The Certificate of Limited Partnership was filed by the Department of State on 3/14/97.

3. The address of CT Corporation System as the registered agent of said limited partnership is hereby changed from CT CORPORATION SYSTEM, 1633 BROADWAY, NEW YORK, NY 10019 to 111 Eighth Avenue, New York, New York 10011.

4. Notice of the above changes was mailed to the limited partnership by CT Corporation System not less than 30 days prior to the date of delivery to the Department of State and such limited partnership has not objected thereto.

5. CT Corporation System is the registered agent of such limited partnership.

                                    CT CORPORATION SYSTEM

                                    By: /s/ Kenneth J. Uva
                                            --------------------------
                                            Kenneth J. Uva
                                            Vice President


NY Domestic LP - agent address only

EXHIBIT 3.4
                           CERTIFICATE OF AMENDMENT

Certificate of Amendment to the Certificate of Limited Partnership of Smith Barney Potomac Futures Fund L.P. under Section 121-202 of the Revised Limited Partnership Act.

THE UNDERSIGNED, being the withdrawing general partner and the admitted general partner of Smith Barney Potomac Futures Fund L.P. hereby certify:

     1. The name of the limited partnership is Smith Barney Potomac Futures Fund L.P. (the "Limited Partnership").

     2. The Certificate of Limited Partnership of the Limited Partnership was filed on March 14, 1997.

     3. Article 5 of the Certificate of Limited Partnership of the Partnership is hereby amended in its entirety to read as follows:

     5. The name and business or residence address of each general partner is as follows:

                          SFG Global Investments, Inc.
                            21 Milk Street, 5th Floor
                           Boston, Massachusetts 02109

     4. This Amendment reflects the admission of a general partner and a withdrawal of a general partner. The name of the admitted general partner is SFG Global Investments, Inc. whose date of admission is March 1, 1999. The name of the withdrawing general partner is Smith Barney Futures Management, Inc., whose date of withdrawal is March 1, 1999.

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Amendment this 26th day of February, 1999, and affirm the statements contained herein as true under penalties of perjury.


                 Withdrawing General Partner

                 Smith Barney Futures Management Inc.



                 By:    /s/ David J. Vogel
                      -----------------------
                        David J. Vogel
                        President



                 Admitted General Partner

                 SFG Global Investments, Inc.





                By:    /s/ Molly S. Mugler
                     -----------------------
                       Molly S. Mugler
                       President

EXHIBIT 3.5

                CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF
                             LIMITED PARTNERSHIP OF

                     SMITH BARNEY POTOMAC FUTURES FUND L.P.

                              UNDER SECTION 121-202

                     OF THE REVISED LIMITED PARTNERSHIP ACT

     The undersigned, desiring to amend the Certificate of Limited Partnership of Smith Barney Potomac Futures Fund L.P. pursuant to the provisions of Section 121-202 of the Revised Limited Partnership Act of the State of New York, does hereby certify as follows:

     FIRST: The name of the Limited Partnership is Smith Barney Potomac Futures Fund L.P.

     SECOND: The Certificate of Limited Partnership of the limited partnership was filed by the Department of State on March 14, 1997.

     THIRD: The Certificate of Limited Partnership of the limited partnership is hereby amended in the following respects:

     Paragraph 3 of the Certificate of Limited Partnership, which sets forth the designation of the secretary of state as agent of the limited partnership upon whom process against it may be served and the post office address to which the secretary of state shall mail a copy of any process against it served upon him, is hereby amended to read as follows:

     The post office address to which the Secretary of State shall mail a copy of any process against the Partnership is:

                          Citigroup Managed Futures LLC
                         399 Park Avenue, Seventh Floor
                               New York, NY 10022
                              Attn: David J. Vogel

         Paragraph 5 of the Certificate of Limited Partnership, which sets forth the name and business address of each general partner, is hereby amended as the existing name and address of the sole general partner are being changed to read as follows:

     The name and mailing address of the sole general partner of the Partnership is:

                          Citigroup Managed Futures LLC
                         399 Park Avenue, Seventh Floor
                               New York, NY 10022

     IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 21st day of May 2003.





                                 By:  /s/ David J. Vogel
                                          ----------------
                                          David J. Vogel, President
                                          Citigroup Managed Futures LLC

EXHIBIT 3.6
                     Smith Barney Potomac Futures Fund L. P.

            Second Amended and Restated Limited Partnership Agreement
                    Amended and Restated as of April 1, 2001

     This Second Amended and Restated Limited Partnership Agreement is dated as of April 1, 2001 by and among (i) Smith Barney Futures Management LLC ("SBFM" or the "General Partner") and those other parties who shall execute this Agreement, whether in counterpart or by attorney-in-fact, as limited partners; (ii) those parties who have executed, whether in counterpart or by attorney-in-fact, as limited partners, the Amended and Restated Limited Partnership Agreement dated as of March 1, 1999 (the "First Amended and Restated Limited Partnership Agreement") by and among such parties and SFG Global Investments, Inc. ("SFG"); and (iii) those parties who have executed, whether in counterpart or by attorney-in-fact, as limited partners, the initial Limited Partnership Agreement dated as of March 14, 1997 (the "Initial Limited Partnership Agreement"), by and among such parties and Smith Barney Futures Management, Inc., a predecessor to SBFM ("SBFMI"). (Those parties who are limited partners are hereinafter collectively referred to as the "Limited Partners." The General Partner and the Limited Partners may be collectively referred to herein as "Partners.")

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, on March 14, 1997 a limited partnership was formed (the "Partnership") for the purpose of trading in commodity interests, including futures contracts, forward contracts, physical commodities and options, directly and through investment in other commodity pools, with SBFM serving as the general partner of the Partnership;

     WHEREAS, on March 1, 1999 the Initial Limited Partnership
Agreement was amended and restated to reflect the replacement of SBFMI as general partner by SFG;

     WHEREAS, on March 1, 1999 SFG entered into a trading manager agreement with SBFMI (the "Trading Manager Agreement");

     WHEREAS, the parties hereto desire to continue the Partnership;

     WHEREAS, in excess of a majority of the Limited Partners have by proxy consented to the replacement of SFG as general partner by SBFM (the "Consent by Proxy");

     WHEREAS, pursuant to the Consent by Proxy the Trading Manager Agreement has been terminated;

     WHEREAS, pursuant to the Consent by Proxy and Section 17(a) of the First Amended and Restated Limited Partnership Agreement, the First Amended and Restated Limited Partnership Agreement is being amended and restated herein, and the limited partnership certificate will be amended and restated to make appropriate corresponding changes;

     NOW, THEREFORE, the parties hereto agree as follows:

1. Formation and Name.

     The parties hereto hereby continue a limited partnership under the New York Revised Uniform Limited Partnership Act. The name of the limited partnership is Smith Barney Potomac Futures Fund L. P. The General Partner shall execute and file an amended Certificate of Limited Partnership in accordance with the provisions of the New York Revised Limited Partnership Act and execute, file, record and publish, as appropriate, such amendments, restatements and other documents as are or become necessary or advisable, as determined by the General Partner. As used herein, "Partnership Act" means the New York Revised Uniform Limited Partnership Act.

2. Principal Office.

     The principal office of the Partnership shall be 388 Greenwich Street - 7th floor, New York, New York 10013 or such other place as the General Partner may designate from time to time.

3. Business.

     (a) The Partnership's business and purpose is to trade, buy, sell or otherwise acquire, hold or dispose of interests in commodities of all descriptions (including futures contracts, commodity options, forward contracts and any other rights or interests pertaining thereto, including interests in commodity pools). The objective of the Partnership business is appreciation of its assets through speculative trading.

     (b) The Partnership shall not:

     (1) engage in the pyramiding of its positions by using unrealized profits on existing positions as margin for the purchase or sale of additional positions in the same or related commodities;

     (2) utilize borrowings except short-term borrowings if the Partnership takes delivery of cash commodities; or

     (3) permit the churning of its account.

     (c) The Partnership shall make no loans. Assets of the Partnership will not be commingled with assets of any other entity. Deposit of assets with a commodity broker or dealer as margin shall not constitute commingling.

4. Term, Dissolution and Fiscal Year.

     (a) Term. The term of the Partnership commenced on the date the initial Certificate of Limited Partnership was filed with the State of New York Department of State, and shall end as soon as practicable upon the first to occur of the following: (1) December 31, 2017; (2) receipt by the General Partner of an election to dissolve the Partnership at a specified time by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding, notice of which is sent by registered mail to the General Partner not less than 90 days prior to the effective date of such dissolution; (3) assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17); (4) a decline in Net Asset Value on any business day after trading to less than $400 per Unit; or
(5) any event which shall make it unlawful for the existence of the Partnership to be continued.

     (b) Dissolution. Upon dissolution of the Partnership, the assets of the Partnership shall be distributed to creditors, including any Partners who may be creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners; to Partners and former Partners in satisfaction of liabilities for distributions; and to Partners first for the return of their contributions and second respecting their Partnership interests, in the proportions in which the Partners share in distributions. Following distributions of the assets of the Partnership, a Certificate of Cancellation for the Partnership shall be filed as required by the Partnership Act.

     (c) Fiscal Year. The fiscal year of the Partnership will commence on January 1 and end on December 31 each year ("fiscal year"). Each fiscal year of the Partnership is divided into four fiscal quarters commencing on the first day of January, April, July and October ("fiscal quarter").

5. Net Worth of General Partner.

     The General Partner shall not be obligated to maintain a Net Worth in excess of such amount, if any, as may be required to ensure that the Partnership will continue to be treated as a partnership for federal income tax purposes. For the purposes of this Paragraph 5, Net Worth shall be based upon current fair market value of the assets of the General Partner.

6. Capital Contributions and Units of Partnership Interest.

     The General Partner shall not be obligated to contribute capital to the Partnership unless required to ensure that the Partnership will continue to be treated as a partnership for federal income tax purposes. The General Partner's contribution shall be evidenced by "Units of General Partnership Interest."

     Interests in the Partnership, other than those of the General Partner, shall be evidenced by "Units of Limited Partnership Interest" which the General Partner on behalf of the Partnership shall, in accordance with the Private
Placement  Offering   Memorandum  and  Disclosure  Document  (the  "Memorandum")
referred to in Paragraph 11, sell to persons desiring to become Limited Partners. For each Unit of Limited Partnership Interest purchased prior to the commencement of trading operations, a Limited Partner has contributed $1,000 to the capital of the Partnership. For any Unit (or partial unit rounded to four decimal places) of Limited Partnership Interest purchased thereafter, a Limited Partner shall contribute to the capital of the Partnership an amount equal to the Net Asset Value of a Unit (or partial unit, as the case may be) of Limited Partnership Interest as of the close of business on the day preceding the effective date of such purchase, and shall pay in addition the selling commission, if any, which must be paid with respect to such purchase. The aggregate of all contributions shall be available to the Partnership to carry on its business, and no interest shall be paid on any such contribution. All subscriptions for Units of Limited Partnership Interest made pursuant to this private placement of the Units of Limited Partnership Interest (the "Private Placement") must be on the form provided in the Memorandum.

     All subscribers shall receive the interest earned on their subscriptions while held in escrow. All subscribers who have been accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such in the books and records of the Partnership.

7. Allocation of Profits and Losses.

     (a) Capital Accounts. A capital account shall be established for each Partner. The initial balance of each Partner's capital account shall be the amount of his initial capital contribution to the Partnership.

     (b) Allocations. As of the close of business on the last day of each month during each fiscal year of the Partnership, the following determinations and allocations shall be made:

     (1) The Net Assets of the Partnership (as defined in Paragraph 7(d)(1)) before any incentive fees payable by the Partnership as of such date shall be determined.

     (2) Monthly management fees, if any, payable by the Partnership as of such date shall then be charged against Net Assets.

     (3) Incentive fees, if any, shall then be charged against Net Assets.

     (4) Any increase or decrease in Net Assets as of the end of the month (after the adjustments in subparagraphs (2) and (3) above) shall then be credited or charged to the capital accounts of each Partner in the ratio that the balance of each account bears to the balance of all accounts.

     (5) Any amount paid to a Limited Partner on redemption of Units of Limited Partnership Interest, and any amount paid to the General Partner on redemption of Units of General Partnership Interest, shall be charged to that Partner's capital account.

     (c) Allocation of Profit and Loss for Federal Income Tax Purposes. The Partnership's realized capital gain or loss and ordinary income or loss shall be allocated among the Partners in the ratio that each Partner's capital account bears to all Partners' capital accounts. Any Partner who acquires or redeems Units of Limited or General Partnership Interest during any fiscal year will be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership during the period that such Units of Limited or General Partnership Interest were owned by such Partner, based on the ratio that the capital accounts allocable to such acquired or redeemed Units of Limited or General Partnership Interest bear to the capital accounts allocable to all Partners' Units of Limited or General Partnership Interest for such period. Any Partner who transfers or assigns Units of Limited or General Partnership Interest during any fiscal year shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership through the end of the month in which notice of such transfer or assignment is given to the General Partner in accordance with Paragraph 10(a) hereof, and the transferee or assignee of such Units shall be allocated his proportionate share of the capital gain or loss and ordinary income or loss realized by the Partnership commencing with the month next succeeding the month in which notice of transfer or assignment is given. The method of allocating gains and losses for tax purposes may be changed by the General Partner upon receipt of advice from counsel to the Partnership that such change is required by applicable law or regulation.

     (d) Definitions.

     (1) Net Assets. Net Assets of the Partnership shall mean the total assets of the Partnership, including all cash, accrued interest and the market value of all open commodity positions maintained by the Partnership less brokerage charges accrued and less all other liabilities of the Partnership determined in accordance with generally accepted accounting principles under the accrual basis of accounting. The value of a commodity futures or option contract is the unrealized gain or loss on the contract that is determined by marking it to the current settlement price for a like contract acquired on the valuation date. Physical commodities, options, forward contracts and futures contracts, when no market quote is available, will be valued at their fair market value as determined in good faith by the General Partner. U.S. Treasury securities and other interest bearing obligations will be valued at cost plus accrued interest. Interests in other commodity pools will be valued at their net asset value as determined by the pool operator, or, if the General Partner has not received such determination or believes that fairness so requires, at fair value determined by the General Partner. Net Assets equals Net Asset Value.

     (2) Net Asset Value per Unit. The Net Asset Value of each Unit of Limited Partnership Interest and each Unit of General Partnership Interest shall be determined by dividing the Net Assets of the Partnership by the aggregate number of Units of Limited and General Partnership Interest outstanding.

     (e) Expenses  and  Limitation  Thereof.  The  Partnership's  organizational expenses and the expenses of the initial private offering of the Units of Limited Partnership Interest described in Paragraph 11 hereof shall be initially paid by Salomon Smith Barney Inc. ("SSB") and reimbursed as discussed in the Memorandum. Subject to the limitations set forth below in this Paragraph 7(e), the Partnership shall be obligated to pay all liabilities incurred by it, including, without limitation, all expenses incurred in connection with its trading activities, and any management and incentive fees. The General Partner shall bear all other operating expenses except legal, accounting, filing, data processing and reporting fees and extraordinary expenses. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the General Partner.

     (f) Limited Liability of Limited Partners.

     (1) Each Unit of Limited Partnership Interest, when purchased by a Limited Partner, subject to the qualifications set forth below, shall be fully paid and non-assessable.

     (2) A Limited Partner will have no liability in excess of his obligation to make contributions to the capital of the Partnership and his share of the Partnership's assets and undistributed profits, subject to the qualifications provided in the Partnership Act.

     (g) Return of Limited Partner's Capital Contribution. Except to the extent that a Limited Partner shall have the right to withdraw capital through redemption of Units of Limited Partnership Interest, no Limited Partner shall have any right to demand the return of his capital contribution or any profits added thereto, except upon dissolution and termination of the Partnership. In no event shall a Limited Partner be entitled to demand and receive property other than cash.

8. Management of the Partnership.

     (a) General. The General Partner, to the exclusion of all Limited Partners, shall conduct, control and manage the business of the Partnership, including, without limitation, the investment of the funds of the Partnership. The General Partner may, but is not obliged to, delegate its rights, duties and powers hereunder, including but not limited to (i) the power to select trading advisors and allocate assets among them; and (ii) the duty to make trading decisions for the Partnership. No Partner shall be entitled to any salary, draw or other compensation from the Partnership. Each Limited Partner hereby undertakes to advise the General Partner of such additional information as may be deemed by the General Partner to be required or appropriate to open and maintain an account or accounts with commodity brokerage firms for the purpose of trading in commodity futures contracts.

     Subject to Paragraph 5 hereof, the General Partner may engage in other business activities and shall not be required to refrain from any other activity nor disgorge any profits from any such activity, whether as general partner of additional partnerships for investment in commodity futures contracts or otherwise. The General Partner may engage and compensate on behalf of the Partnership from funds of the Partnership, such persons, firms or corporations, including any affiliated person or entity, as the General Partner in its sole judgment, shall deem advisable for the conduct and operation of the business of the Partnership.

     No person dealing with the General Partner shall be required to determine its authority to make any undertaking on behalf of the Partnership, nor to determine any fact or circumstance bearing upon the existence of its authority.

     The General Partner shall monitor the trading and performance of any trading advisor for the Partnership and shall not permit the "churning" of the Partnership's account. The General Partner is authorized to enter into the Customer Agreement with SSB described in the Memorandum and to cause the Partnership to pay SSB the brokerage fees described therein and to negotiate Customer Agreements in the future on these or other terms. The General Partner may take such other actions as it deems necessary or desirable to manage the business of the Partnership, including, but not limited to, the following: opening bank accounts with state or national banks; paying, or authorizing the payment of expenses of the Partnership, such as management and incentive fees, legal and accounting fees, printing and reporting fees, and registration and other fees of governmental agencies; and investing or directing the investment of funds of the Partnership not being utilized as margin deposits.

     The General Partner may, in its discretion, acting in the best interests of the Partnership, negotiate with SSB to amend the Customer Agreement so that the Partnership is charged round-turn brokerage commissions instead of the monthly flat-rate fee initially to be charged.

     The General Partner shall maintain a list of the names and addresses of, and interests owned by, all Partners, a copy of which shall be furnished to Limited Partners upon request either in person or by mail and upon payment of the cost of reproduction and mailing for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, and such other books and records relating to the business of the Partnership as it deems necessary or advisable at the principal office of the Partnership. The General Partner shall retain such records for a period of not less than six years. The Limited Partners, shall be given reasonable access to the books and records of the Partnership for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership.

     Except as provided herein and in the Memorandum, the Partnership shall not enter into any contract with any of its affiliates or with any trading advisor which has a term of more than one year. Except as provided herein and in the
Memorandum: (1) no person may receive, directly or indirectly, any advisory or incentive fee for investment advice or management who shares or participates in commodity brokerage commissions or fees from transactions for the Partnership;
(2) no broker may pay, directly or indirectly, rebates or give ups to any trading advisor; and (3) such prohibitions shall not be circumvented by any reciprocal business arrangements. On loans made available to the Partnership by the General Partner or any of its affiliates, the lender may not receive interest in excess of its interest costs, nor may the lender receive interest in excess of the amounts which would be charged the Partnership (without reference to the lender's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the lender shall not receive points or other financing charges or fees regardless of the amounts.

9. Audits and Reports to Limited Partners.

     The Partnership books and records shall be audited annually by independent accountants. The Partnership will cause each Partner to receive (i) within 90 days after the close of each fiscal year, audited financial statements, including a balance sheet and statements of income and partners' equity for the fiscal year then ended, and (ii) within 75 days after the close of each fiscal year such tax information as is necessary for him to complete his federal income tax return. In addition, within 30 days of the end of each month the Partnership will provide each Limited Partner with reports showing Net Assets and Net Asset Value per Unit of Limited and General Partnership Interest as of the end of such month, as well as information relating to the fees and other expenses incurred by the Partnership during such month. Both annual and monthly reports shall include such additional information as the Commodity Futures Trading Commission may require under the Commodity Exchange Act to be given to participants in commodity pools such as the Partnership. The General Partner shall calculate the Net Asset Value per Unit of Partnership Interest daily and shall make such information available upon the request of a Limited Partner for a purpose reasonably related to such Limited Partner's interest as a Limited Partner in the Partnership.

     In addition, if any of the following events occur, notice of such event shall be mailed to each Limited Partner within seven business days of the occurrence of the event: (i) a decrease in the Net Asset Value of a Unit of Limited Partnership Interest to $400 or less as of the end of any trading day;
(ii) any change in trading  advisors;  (iii) any change in the General  Partner;
(iv) any change in commodity brokers; or (v) any material change in the Partnership's trading policies or in an advisor's trading strategies.

10. Transfer and Redemption of Units.

     (a) Transfer. Each Limited Partner expressly agrees that he will not assign, transfer or dispose of, by gift or otherwise, any of his Units of Limited Partnership Interest or any part or all of his right, title and interest in the capital or profits of the Partnership without the consent of the General Partner except (i) in the case of an individual Limited Partner, disposition of Units by last will and testament or by virtue of the laws of descent and distribution and (ii) in the case of a Limited Partner that is not an individual, disposition of Units upon liquidation, dissolution or other termination of the entity that is a Limited Partner. No transfer or assignment shall be permitted unless the General Partner is satisfied that (i) such transfer or assignment would not violate the Securities Act of 1933 or any state securities law and (ii) notwithstanding such transfer or assignment, the Partnership will continue to be classified as a Partnership under the Internal Revenue Code. No assignment, transfer or disposition permitted by this Agreement shall be effective against the Partnership or the General Partner until the first day of the quarter next succeeding the quarter in which the General Partner gives its consent, except as otherwise provided in this sub-paragraph 10(a). Any assignment, transfer or disposition by an assignee of Units of Limited Partnership Interest of his interest in the capital or profits of the Partnership shall not be effective against the Partnership or the General Partner until the first day of the quarter next succeeding the quarter in which the General Partner gives its consent. If an assignment, transfer or disposition occurs by reason of the death or by termination of a Limited Partner or assignee, written notice must be given to the General Partner by the duly authorized representative of the estate of the Limited Partner or assignee and shall be supported by such proof of legal authority and valid assignment as may reasonably be requested by the General Partner. Any such assignee shall become a substituted Limited Partner only upon the consent of the General Partner (which consent may be withheld at its sole and absolute discretion), upon the execution of a Power of Attorney by such assignee appointing the General Partner as his attorney-in-fact in the form contained in Paragraph 13 hereof. The estate or any beneficiary of a deceased Limited Partner or assignee shall have no right to withdraw any capital or profits from the Partnership except by redemption of Units of Limited Partnership Interest. A substituted Limited Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of a limited partner of the Partnership. A substituted Limited Partner is also liable for the obligations of his assignor to make contributions to the Partnership, but shall not be liable for the obligations of his assignor under the Partnership Act to return distributions received by the assignor; provided, however, that a substituted Limited Partner shall not be obligated for liabilities unknown to him at the time he became a substituted Limited Partner and which could not be ascertained from this Agreement. Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the approval of any Limited Partner. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner and shall not have any of the rights of a Limited Partner except that the assignee shall be entitled to receive that share of capital or profits and shall have that right of redemption to which his assignor would otherwise have been entitled. An assigning Limited Partner shall remain liable to the Partnership as provided in the Partnership Act, regardless of whether his assignee becomes a substituted Limited Partner. The transfer of Units of Limited Partnership Interest shall be subject to all applicable securities laws. The transferor or assignor shall bear the cost related to such transfer or assignment. Certificates representing Units of Limited Partnership Interest may bear appropriate legends to the foregoing effect.

     (c) Redemption. Beginning with the first full month ending at least six months after trading commences, a Limited Partner (or any assignee thereof) may withdraw all or part of his capital contribution and undistributed profits, if any, from the Partnership in multiples of the Net Asset Value of a Unit of Limited Partnership Interest (such withdrawal being herein referred to as "redemption") as of the last day of a month (the "Redemption Date") after a request for redemption has been made to the General Partner; provided that all liabilities, contingent or otherwise, of the Partnership, except any liability to Partners on account of their capital contributions, have been paid or there remains property of the Partnership sufficient to pay them. As used herein, "request for redemption" shall mean a letter or oral request in a form specified by the General Partner and received by the General Partner at least ten days in advance of the Redemption Date. The General Partner, in its discretion, may waive the fifteen day notice requirement. A form of Request for Redemption is included in the Memorandum referred to in Paragraph 11. Additional forms of Request for Redemption may be obtained by written request to the General Partner. No redemption of less than ten (10) Units will be permitted except to effect a complete redemption of a Limited Partner's or assignee's interest in the Partnership. Redemption of partial Units will be permitted at the General Partner's discretion. No redemption of less than all of a Limited Partner's Units will be permitted if, after giving effect to such redemption, the Limited Partner would own fewer than ten (10) Units. The General Partner may waive the ten (10) Unit minimum ownership requirement in its sole discretion. Upon redemption, a Limited Partner (or any assignee thereof) shall receive, per Unit of Limited Partnership Interest redeemed, an amount equal to the Net Asset Value of a Unit of Limited Partnership Interest as of the Redemption Date, less any amount owing by such Partner (and his assignee, if any) to the Partnership. If redemption is requested by an assignee, all amounts owed by the Partner to whom such Unit of Limited Partnership Interest was sold by the Partnership as well as all amounts owed by all assignees of such Unit of Limited Partnership Interest shall be deducted from the Net Asset Value of such Unit of Limited Partnership Interest upon redemption by any assignee. Payment will be made within 10 business days after the Redemption Date. The General Partner may temporarily suspend redemptions if necessary in order to liquidate commodity positions in an orderly manner and may permit less frequent redemptions if it has received an opinion from counsel that such action is advisable to prevent the Partnership from being considered a publicly traded partnership by the Internal Revenue Service.

     The General Partner may, at its sole discretion and upon notice to the Limited Partners, declare a special Redemption Date on which date Limited Partners may redeem their Units at Net Asset Value per Unit, provided that the Limited Partners submit requests for redemption in a form acceptable to the General Partner .

     The General Partner may require that any Limited Partner redeem his Units on 10 days' notice to the Limited Partner if, in the sole discretion of the General Partner, it is in the best interests of the Partnership to require such redemption.

11. Private Placement of Units of Limited Partnership Interest.

     The General Partner on behalf of the Partnership shall (i) cause to be filed a Private Placement Offering Memorandum and Disclosure Document, and such amendments thereto as the General Partner deems advisable, with the United States Commodity Futures Trading Commission for private placement of the Units of Limited Partnership Interest, and (ii) qualify the Units of Limited
Partnership Interest for sale under the securities laws of such States of the United States as the General Partner shall deem advisable. The General Partner may make such other arrangements for the sale of the Units of Limited Partnership Interest as it deems appropriate including, without limitation, the execution on behalf of the Partnership of an agency agreement with SSB as an agent of the Partnership for the offer and sale of the Units as contemplated in the Memorandum.

12. Admission of Additional Partners.

     After the Private Placement of the Units of Limited Partnership Interest has been terminated by the General Partner, no additional General Partner will be admitted to the Partnership except as described in Paragraph 17(c). The General Partner may take such actions as may be necessary or appropriate at any time to offer new Units or partial Units and to admit new or substituted Limited Partners to the Partnership. All subscribers who have been accepted by the General Partner shall be deemed admitted as Limited Partners at the time they are reflected as such in the books and records of the Partnership.

13. Special Power of Attorney.

     Each Limited Partner does irrevocably constitute and appoint the General Partner, and each other person or entity that shall after the date of this Agreement become a general partner of the Partnership, with the power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to, file and record in his behalf in the appropriate public offices and publish (i) this Agreement and a Certificate of Limited Partnership, including amendments and/or restatements thereto; (ii) all instruments which the General Partner deems necessary or appropriate to reflect any amendment, change or modification of the Partnership in accordance with the terms of this Agreement, including any instruments necessary to dissolve the Partnership; (iii) Certificates of Assumed Name; and (iv) Customer Agreements with SSB or other commodity brokerage firms. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest and shall survive and not be affected by the subsequent incapacity, disability or death of a Limited Partner. Each Limited Partner hereby agrees to be bound by any representation made by the General Partner and by any successor thereto, acting in good faith pursuant to such Power of Attorney and each Limited Partner hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner and any successor thereto, taken in good faith under such Power of Attorney. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Paragraph, this Agreement shall control.

14. Withdrawal of a Partner.

     The Partnership shall be dissolved and its affairs wound up upon the assignment by the General Partner of all of its interest in the Partnership, withdrawal, removal, bankruptcy, or any other event that causes the General Partner to cease to be a general partner under the Partnership Act (unless the Partnership is continued pursuant to Paragraph 17). The General Partner shall not withdraw from the Partnership without giving the Limited Partners ninety
(90) days' prior written notice. The death, incompetency, withdrawal, insolvency or dissolution of a Limited Partner shall not (in and of itself) dissolve the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Paragraph 10 hereof. Each
Limited Partner (and any assignee of such Partner's interest) expressly agrees that, in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting, or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership; provided, however, that this waiver in no way limits the rights of the Limited Partners or their representatives to have access to the Partnership's books and records as described in Paragraph 8 hereof.

15. No Personal Liability for Return of Capital.

     The General Partner, subject to Paragraph 16 hereof, shall not be personally liable for the return or repayment of all or any portion of the capital or profits of any Partner (or assignee), it being expressly agreed that any such return of capital or profits made pursuant to this Agreement shall be made solely from the assets (which shall not include any right of contribution from the General Partner) of the Partnership.

16. Indemnification.

     (a) The General Partner and its Affiliates shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner or its Affiliates in good faith determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partner or its Affiliates. To the fullest extent permitted by law, the General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partner or its Affiliates.

     (b) Notwithstanding (a) above, the General Partner and its Affiliates shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws in connection with the offer or sale of Units.

     (c) The Partnership shall not incur the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     (d) For purposes of this Paragraph 16, the term "Affiliates" shall mean any person performing services on behalf of the Partnership and acting within the scope of the General Partner's authority as set forth in this Agreement who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner.

     (e) The provision of advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner of the Partnership is prohibited.

     (f) Any indemnification under subparagraph (a) above, unless ordered by a court, shall be made by the Partnership only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the General Partner or its Affiliates is proper in the circumstances because it has met the applicable standard of conduct set forth in subparagraph (a) above.

17. Amendments; Meetings.

     (a) Amendments with Consent of the General Partner. If at any time during the term of the Partnership the General Partner shall deem it necessary or desirable to amend this Agreement (including the Partnership's basic investment policies set forth in paragraph 3(b) hereof), such amendment shall be effective only if approved in writing by the General Partner and, except as specified in this sub-section (a), by Limited Partners owning more than 50% of the Units of Limited Partnership Interest then outstanding and if made in accordance with the Partnership Act. Any such supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement.

     The General Partner may amend this Limited Partnership Agreement without the consent of the Limited Partners in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Limited Partnership Agreement and the Memorandum);
(ii) to delete or add any provision of or to the Limited Partnership Agreement required to be deleted or added by the staff of any federal or state agency; or
(iii) to make any amendment to the Limited Partnership Agreement which the General Partner deems advisable (including but not limited to amendments necessary to effect the allocations proposed herein) provided that such amendment is not adverse to the Limited Partners, or is required by law.

     The General Partner may, however, change the trading policies in paragraph 3(b) of this Agreement without the approval of the Limited Partners when such change is deemed to be in the best interests of the Partnership. In addition, if the General Partner determines to offer Units to the public in the future, the General Partner may amend this Agreement as necessary to effect such public offering without obtaining the consent of the Limited Partners, provided, however, that such amendments are deemed to be in the best interests of the Limited Partners. Amendments that are consistent with the North American
Securities Administrators Association's Guidelines for the Registration of Commodity Pools will be presumed to be in the best interests of the Limited Partners.

     (b) Meetings. Upon receipt of a written request, signed by Limited Partners owning at least 10% of the Units of Limited Partnership Interest then outstanding, that a meeting of the Partnership be called to vote upon any matter which the Limited Partners may vote upon pursuant to this Agreement, the General Partner shall, by written notice to each Limited Partner of record mailed within fifteen (15) days after receipt of such request, call a meeting of the Partnership. Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time, and the purpose of such meeting.

     (c) Amendments and Actions without Consent of the General Partner. At any meeting called pursuant to Paragraph 17(b), upon the approval by an affirmative vote (which may be in person or by proxy) of Limited Partners owning more than 50% of the outstanding Units of Limited Partnership Interest, the following actions may be taken: (i) this Agreement may be amended in accordance with and only to the extent permissible under the Partnership Act; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and a new general partner may be admitted immediately prior to the removal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (iv) if the General Partner elects to withdraw from the Partnership, a new general partner or general partners may be admitted immediately prior to the withdrawal of the General Partner provided that the new general partner of the Partnership shall continue the business of the Partnership without dissolution; (v) any contracts with the General Partner, any of its Affiliates or any commodity trading advisor to the Partnership may be terminated on sixty days' notice without penalty; and (vi) the sale of all of the assets of the Partnership may be approved; provided, however, that no such action may be taken unless the Partnership has been furnished with an opinion of counsel that the action to be taken will not adversely affect the liability of the Limited Partners and that the action is permitted by the Partnership Act.

     (d) Continuation. Upon the assignment by the General Partner of all of its interest in the Partnership, the withdrawal, removal, bankruptcy or any other event that causes the General Partner to cease to be a general partner under the Partnership Act, the Partnership is not dissolved and is not required to be wound up by reason of such event if, (i) there is a remaining general partner who continues the business of the Partnership or (ii) within ninety (90) days after such event, all remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of a successor General Partner.

18. Governing Law.

     The validity and construction of this Agreement shall be determined and governed by the laws of the State of New York.

19. Miscellaneous.

     (a) Priority among Limited Partners. No Limited Partner shall be entitled to any priority or preference over any other Limited Partner with regard to the return of contributions of capital or to the distribution of any profits or otherwise in the affairs of the Partnership.

     (b) Notices. All notices under this Agreement, other than reports by the General Partner to the Limited Partners, shall be in writing and shall be effective upon personal delivery, or, if sent by registered or certified mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail. Reports by the General Partner to the Limited Partners shall be in writing and shall be sent by first class mail to the last known address of each Limited Partner.

     (c) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, their successors, permitted assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees and all Partners and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Paragraph 17 hereof.

     (d) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first mentioned above.

General Partner:

Smith Barney Futures Management LLC

By:  /s/ David J. Vogel
   ------------------------
Name:    David J. Vogel
Title:   President



Limited Partners:



     All Limited Partners previously, now and hereafter admitted as limited partners of the Partnership pursuant to powers of attorney now and hereafter executed in favor of and delivered to the General Partner.

                  By: SMITH BARNEY FUTURES MANAGEMENT LLC
                      ATTORNEY-IN-FACT

              By:  /s/ David J. Vogel
                     -----------------------
                Name:  David J. Vogel
               Title:  President

EXHIBIT 10.1
                              MANAGEMENT AGREEMENT


     AGREEMENT made as of the 1st day of April, 1997 among SMITH BARNEY FUTURES MANAGEMENT INC., a Delaware corporation ("SBFM"), SMITH BARNEY POTOMAC FUTURES FUND L.P., a New York limited partnership (the "Partnership") and CAMPBELL & COMPANY, INC., a Maryland corporation (the "Advisor").

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, SBFM is the general partner of SMITH BARNEY POTOMAC FUTURES FUND L.P., a limited partnership organized for the purpose of speculative trading of commodity interests, including futures contracts, options and forward contracts with the objective of achieving substantial capital appreciation; and

     WHEREAS,  the Limited  Partnership  Agreement  establishing the Partnership
(the "Limited Partnership Agreement") permits SBFM to delegate to one or more commodity trading advisors SBFM's authority to make trading decisions for the Partnership; and

     WHEREAS, the Advisor is registered as a commodity trading advisor with the Commodity Futures Trading Commission ("CFTC") and is a member of the National Futures Association ("NFA"); and

     WHEREAS, SBFM is registered as a commodity pool operator with the CFTC and is a member of the NFA; and

     WHEREAS, SBFM, the Partnership and the Advisor wish to enter into this Agreement in order to set forth the terms and conditions upon which the Advisor will render and implement advisory services in connection with the conduct by the Partnership of its commodity trading activities during the term of this Agreement;

     NOW, THEREFORE, the parties agree as follows:

     1. DUTIES OF THE ADVISOR. (a) Upon the commencement of trading operations by the Partnership and for the period and on the terms and conditions of this Agreement, the Advisor shall have sole authority and responsibility, as one of the Partnership's agents and attorneys-in-fact, for directing the investment and reinvestment of the assets and funds of the Partnership allocated to it by the General Partner in commodity interests, including commodity futures contracts, options and forward contracts. All such trading on behalf of the Partnership shall be in accordance with the trading strategies and trading policies set forth in the Partnership's Private Placement Memorandum and Disclosure Document dated as of April 22, 1997, as supplemented (the "Memorandum"), and as such trading policies may be changed from time to time upon receipt by the Advisor of prior written notice of such change and pursuant to the trading strategy selected by SBFM to be utilized by the Advisor in managing the Partnership's assets. SBFM has initially selected the Advisor's Global Diversified Portfolio to manage the Partnership's assets allocated to it. Any open positions or other investments at the time of receipt of such notice of a change in trading policy shall not be deemed to violate the changed policy and shall be closed or sold in the ordinary course of trading. The Advisor may not deviate from the trading policies set forth in the Memorandum without the prior written consent of the Partnership given by SBFM. The Advisor makes no representation or warranty that the trading to be directed by it for the Partnership will be profitable or will not incur losses.

     (b) SBFM acknowledges receipt of the Advisor's Disclosure Document dated December 12, 1996 as filed with the CFTC. All trades made by the Advisor for the account of the Partnership shall be made through such commodity broker or brokers as SBFM shall direct, and the Advisor shall have no authority or responsibility for selecting or supervising any such broker in connection with the execution, clearance or confirmation of transactions for the Partnership or for the negotiation of brokerage rates charged therefor. However, the Advisor, with the prior written permission (by either original or fax copy) of SBFM, may direct all trades in commodity futures and options to a futures commission merchant or independent floor broker it chooses for execution with instructions to give-up the trades to the broker designated by SBFM, provided that the futures commission merchant or independent floor broker and any give-up or floor brokerage fees are approved in advance by SBFM. All give-up or similar fees relating to the foregoing shall be paid by the Partnership after all parties have executed the relevant give-up agreements (by either original or fax copy).

     (c) The initial allocation of the Partnership's assets to the Advisor will be made to the Advisor's Global Diversified Portfolio. In the event the Advisor wishes to use a trading system or methodology other than or in addition to the system or methodology outlined in the Memorandum in connection with its trading for the Partnership, either in whole or in part, it may not do so unless the Advisor gives SBFM prior written notice of its intention to utilize such different trading system or methodology and SBFM consents thereto in writing. In addition, the Advisor will provide five days' prior written notice to SBFM of any change in the trading system or methodology to be utilized for the Partnership which the Advisor deems material. If the Advisor deems such change in system or methodology or in markets traded to be material, the changed system or methodology or markets traded will not be utilized for the Partnership without the prior written consent of SBFM. In addition, the Advisor will notify SBFM of any changes to the trading system or methodology that would require a change in the description of the trading strategy or methods described in the Memorandum. Further, the Advisor will provide the Partnership with a current list of all commodity interests to be traded for the Partnership's account and will not trade any additional commodity interests for such account without providing notice thereof to SBFM and receiving SBFM's written approval. The Advisor also agrees to provide SBFM, on a monthly basis, with a written report of the assets under the Advisor's management together with all other matters deemed by the Advisor to be material changes to its business not previously reported to SBFM.

     (d) The Advisor agrees to make all material disclosures to the Partnership regarding itself and its principals as defined in Part 4 of the CFTC's regulations ("principals"), shareholders, directors, officers and employees, their trading performance and general trading methods, its customer accounts (but not the identities of or identifying information with respect to its customers) and otherwise as are required in the reasonable judgment of SBFM to be made in any filings required by Federal or state law or NFA rule or order. Notwithstanding Sections 1(d) and 4(d) of this Agreement, the Advisor is not required to disclose the actual trading results of proprietary accounts of the Advisor or its principals unless SBFM reasonably determines that such disclosure is required in order to fulfill its fiduciary obligations to the Partnership or the reporting, filing or other obligations imposed on it by Federal or state law or NFA rule or order. The Partnership and SBFM acknowledge that the trading advice to be provided by the Advisor is a property right belonging to the Advisor and that they will keep all such advice confidential. Further, SBFM agrees to treat as confidential any results of proprietary accounts and/or proprietary information with respect to trading systems obtained from the Advisor.

     (e) The Advisor understands and agrees that SBFM may designate other trading advisors for the Partnership and apportion or reapportion to such other trading advisors the management of an amount of Net Assets (as defined in
Section 3(b) hereof) as it shall determine in its absolute discretion. The designation of other trading advisors and the apportionment or reapportionment of Net Assets to any such trading advisors pursuant to this Section 1 shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the parties hereunder. The Advisor may terminate this Agreement immediately if the Net Assets of the Partnership managed by the Advisor fall below $500,000 (after adjustment for trading losses and redemptions).

     (f) SBFM may, from time to time, in its absolute discretion, select additional trading advisors and reapportion funds among the trading advisors for the Partnership as it deems appropriate. SBFM shall use its best efforts to make reapportionments, if any, as of the first day of a month. The Advisor agrees that it may be called upon at any time promptly to liquidate positions in SBFM's sole discretion so that SBFM may reallocate the Partnership's assets, meet margin calls on the Partnership's account, fund redemptions, or for any other reason, except that SBFM will not require the liquidation of specific positions by the Advisor. SBFM will use its best efforts to give two days' prior notice to the Advisor of any reallocations or liquidations.

     (g) The Advisor will not be liable for trading losses in the Partnership's account including losses caused by errors; provided, however, that (i) the Advisor will be liable to the Partnership with respect to losses incurred due to errors committed or caused by it or any of its principals or employees in communicating improper trading instructions or orders to any broker on behalf of the Partnership and (ii) the Advisor will be liable to the Partnership with respect to losses incurred due to errors committed or caused by any executing broker (other than any SBFM affiliate) selected by the Advisor, (it also being understood that SBFM, with the assistance of the Advisor, will first attempt to recover such losses from the executing broker).

     2. INDEPENDENCE OF THE ADVISOR. For all purposes herein, the Advisor shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Partnership in any way and shall not be deemed an agent, promoter or sponsor of the Partnership, SBFM, or any other trading advisor. The Advisor shall not be responsible to the Partnership, the General Partner, any trading advisor or any limited partners for any acts or omissions of any other trading advisor whether or not they are still acting as an advisor to the Partnership.

     3. COMPENSATION. (a) In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay the Advisor (i) an incentive fee payable quarterly equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership and (ii) a monthly fee for professional management services equal to 1/6 of 1% (2% per year) of the month-end Net Assets of the Partnership allocated to the Advisor.

     (b) "Net Assets" shall have the meaning set forth in Paragraph 7(d)(1) of the Limited Partnership Agreement dated as of March 14, 1997 and without regard to further amendments thereto, provided that in determining the Net Assets of the Partnership on any date, no adjustment shall be made to reflect any distributions, redemptions or incentive fees payable as of the date of such determination.

     (c) "New Trading Profits" shall mean the excess, if any, of Net Assets managed by the Advisor at the end of the fiscal period over Net Assets managed by the Advisor at the end of the highest previous fiscal period or Net Assets allocated to the Advisor at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new capital contributions, redemptions, reallocations or capital distributions, if any, made during the fiscal period decreased by interest or other income, not directly related to trading activity, earned on the Partnership's assets during the fiscal period, whether the assets are held separately or in margin accounts. Ongoing expenses will be attributed to the Advisor based on the Advisor's proportionate share of Net Assets. Ongoing expenses above will not include expenses of litigation not involving the activities of the Advisor on behalf of the Partnership. Ongoing expenses include offering and organizational expenses of the Partnership. No incentive fee shall be paid until the end of the first full calendar quarter of trading, which fee shall be based on New Trading
Profits earned from the commencement of trading operations by the Partnership through the end of the first full calendar quarter. Interest income earned, if any, will not be taken into account in computing New Trading Profits earned by the Advisor. If Net Assets allocated to the Advisor are reduced due to redemptions, distributions or reallocations (net of additions), there will be a corresponding proportional reduction in the related loss carryforward amount that must be recouped before the Advisor is eligible to receive another incentive fee.

     (d) Quarterly incentive fees and monthly management fees shall be paid within twenty (20) business days following the end of the period, as the case may be, for which such fee is payable. In the event of the termination of this Agreement as of any date which shall not be the end of a fiscal quarter or a calendar month, as the case may be, the quarterly incentive fee shall be computed as if the effective date of termination were the last day of the then current quarter and the monthly management fee shall be prorated to the effective date of termination. If, during any month, the Partnership does not conduct business operations or the Advisor is unable to provide the services contemplated herein for more than two successive business days, the monthly management fee shall be prorated by the ratio which the number of business days during which SBFM conducted the Partnership's business operations or utilized the Advisor's services bears in the month to the total number of business days in such month.

     (e) The provisions of this Paragraph 3 shall survive the termination of this Agreement.


     4. RIGHT TO ENGAGE IN OTHER ACTIVITIES. (a) The services provided by the Advisor hereunder are not to be deemed exclusive. SBFM on its own behalf and on behalf of the Partnership acknowledges that, subject to the terms of this Agreement, the Advisor and its officers, directors, employees and shareholder(s), may render advisory, consulting and management services to other clients and accounts. The Advisor and its officers, directors, employees and shareholder(s) shall be free to trade for their own accounts and to advise other investors and manage other commodity accounts during the term of this Agreement and to use the same information, computer programs and trading strategies, programs or formulas which they obtain, produce or utilize in the performance of services to SBFM for the Partnership. However, the Advisor represents, warrants and agrees that it believes the rendering of such consulting, advisory and management services to other accounts and entities will not require any material change in the Advisor's basic trading strategies and will not affect the capacity of the Advisor to continue to render services to SBFM for the Partnership of the quality and nature contemplated by this Agreement.

     (b) If, at any time during the term of this Agreement, the Advisor is required to aggregate the Partnership's commodity positions with the positions of any other person for purposes of applying CFTC- or exchange-imposed speculative position limits, the Advisor agrees that it will promptly notify SBFM if the Partnership's positions are included in an aggregate amount which exceeds the applicable speculative position limit. The Advisor agrees that, if its trading recommendations are altered because of the application of any speculative position limits, it will not modify the trading instructions with respect to the Partnership's account in such manner as to affect the Partnership substantially disproportionately as compared with the Advisor's other accounts. The Advisor further represents, warrants and agrees that under no circumstances will it knowingly or deliberately use trading strategies or methods for the Partnership that are inferior to strategies or methods employed for any other client or account and that it will not knowingly or deliberately favor any client or account managed by it over any other client or account in any manner, it being acknowledged, however, that different trading strategies or methods may be utilized for differing sizes of accounts, accounts with different trading policies, accounts experiencing differing inflows or outflows of equity, accounts which commence trading at different times, accounts which have different portfolios or different fiscal years, accounts utilizing different executing brokers and accounts with other differences, and that such differences may cause divergent trading results.

     (c) It is acknowledged that the Advisor and/or its officers, employees, directors and shareholder(s) presently act, and it is agreed that they may continue to act, as advisor for other accounts managed by them, and may continue to receive compensation with respect to services for such accounts in amounts which may be more or less than the amounts received from the Partnership.

     (d) The Advisor agrees that it shall make such information available to SBFM respecting the performance of the Partnership's account as compared to the performance of other accounts managed by the Advisor or its principals as shall be reasonably requested by SBFM. The Advisor presently believes and represents that existing speculative position limits will not materially adversely affect its ability to manage the Partnership's account given the potential size of the Partnership's account and the Advisor's and its principals' current accounts and all proposed accounts for which they have contracted to act as trading manager.

     5. TERM. (a) This Agreement shall continue in effect until June 30, 1997. SBFM may, in its sole discretion, renew this Agreement for additional one-year periods upon notice to the Advisor not less than 30 days prior to the expiration of the previous period. At any time during the term of this Agreement, SBFM may terminate this Agreement at any month-end upon 30 days' notice to the Advisor. At any time during the term of this Agreement, SBFM may elect to immediately terminate this Agreement upon 30 days' notice to the Advisor if (i) the Net Asset Value per Unit shall decline as of the close of business on any day to $400 or less; (ii) the Net Assets allocated to the Advisor (adjusted for redemptions, distributions, withdrawals or reallocations, if any) decline by 50% or more as of the end of a trading day from such Net Assets' previous highest value; (iii) limited partners owning at least 50% of the outstanding Units shall vote to require SBFM to terminate this Agreement; (iv) the Advisor fails to comply with the terms of this Agreement; (v) SBFM, in good faith, reasonably determines that the performance of the Advisor has been such that SBFM's fiduciary duties to the Partnership require SBFM to terminate this Agreement; or
(vi) SBFM reasonably believes that the application of speculative position limits will substantially affect the performance of the Partnership. At any time during the term of this Agreement, SBFM may elect immediately to terminate this Agreement if (i) the Advisor merges, consolidates with another entity, sells a substantial portion of its assets, or becomes bankrupt or insolvent, except as provided in Section 10 hereof, (ii) D. Keith Campbell dies, becomes incapacitated, leaves the employ of the Advisor, ceases to control the Advisor or is otherwise not managing the trading programs or systems of the Advisor, or
(iii) the Advisor's registration as a commodity trading advisor with the CFTC or its membership in the NFA or any other regulatory authority, is terminated or suspended. This Agreement will immediately terminate upon dissolution of the Partnership or upon cessation of trading prior to dissolution.

     (b) The Advisor may terminate this Agreement by giving not less than 30 days' notice to SBFM (i) in the event that the trading policies of the Partnership as set forth in the Memorandum are changed in such manner that the Advisor reasonably believes will adversely affect the performance of its trading strategies; (ii) after June 30, 1997; or (iii) in the event that the General Partner or Partnership fails to comply with the terms of this Agreement. The Advisor may immediately terminate this Agreement if SBFM's registration as a commodity pool operator or its membership in the NFA is terminated or suspended.

     (c) Except as otherwise provided in this Agreement, any termination of this Agreement in accordance with this Paragraph 5 or Paragraph 1(e) shall be without penalty or liability to any party, except for any fees due to the Advisor pursuant to Section 3 hereof.

     6. INDEMNIFICATION. (a)(i) In any threatened, pending or completed action, suit, or proceeding to which the Advisor was or is a party or is threatened to be made a party arising out of or in connection with this Agreement or the management of the Partnership's assets by the Advisor or the offering and sale of units in the Partnership, SBFM shall, subject to subparagraph (a)(iii) of this Paragraph 6, indemnify and hold harmless the Advisor against any loss, liability, damage, cost, expense (including, without limitation, attorneys' and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit, or proceeding if the Advisor acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership, and provided that its conduct did not constitute negligence, intentional misconduct, or a breach of its fiduciary obligations to the Partnership as a commodity trading advisor, unless and only to the extent that the court or administrative forum in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, the Advisor is fairly and reasonably entitled to indemnity for such expenses which such court or administrative forum shall deem proper; and further provided that no indemnification shall be available from the Partnership if such indemnification is prohibited by Section 16 of the Partnership Agreement. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Advisor did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Partnership.

     (ii) Without limiting sub-paragraph (i) above, to the extent that the Advisor has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraph (i) above, or in defense of any claim, issue or matter therein, SBFM shall indemnify it against the expenses (including, without limitation, attorneys' and accountants' fees) actually and reasonably incurred by it in connection therewith.

     (iii) Any indemnification under subparagraph (i) above, unless ordered by a court or administrative forum, shall be made by SBFM only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that such indemnification is proper in the circumstances because the Advisor has met the applicable standard of conduct set forth in subparagraph
(i) above. Such independent legal counsel shall be selected by SBFM in a timely manner, subject to the Advisor's approval, which approval shall not be unreasonably withheld. The Advisor will be deemed to have approved SBFM's selection unless the Advisor notifies SBFM in writing, received by SBFM within five days of SBFM's telecopying to the Advisor of the notice of SBFM's selection, that the Advisor does not approve the selection.

     (iv) In the event the Advisor is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the Partnership's or SBFM's activities or claimed activities unrelated to the Advisor, SBFM shall indemnify, defend and hold harmless the Advisor against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees) incurred in connection therewith.

     (v) As used in this Paragraph 6(a), the terms "Advisor" shall include the Advisor, its principals, officers, directors, stockholders and employees and the term "SBFM" shall include the Partnership.

     (b)(i) The Advisor agrees to indemnify, defend and hold harmless SBFM, the Partnership and their affiliates against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by them (A) as a result of the material breach of any material representations and warranties made by the Advisor in this Agreement, or (B) as a result of any act or omission of the Advisor relating to the Partnership if there has been a final judicial or regulatory determination or, in the event of a settlement of any action or proceeding with the prior written consent of the Advisor, a written opinion of an arbitrator pursuant to Paragraph 14 hereof, to the effect that such acts or omissions violated the terms of this Agreement in any material respect or involved negligence, bad faith, recklessness or intentional misconduct on the part of the Advisor (except as otherwise provided in Section 1(g)).

     (ii) In the event SBFM, the Partnership or any of their affiliates is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of, or in connection with, the activities or claimed activities of the Advisor or its principals, officers, directors, shareholder(s) or employees unrelated to SBFM's or the Partnership's business, the Advisor shall indemnify, defend and hold harmless SBFM, the Partnership or any of their affiliates against any loss, liability, damage, cost or expense (including, without limitation, attorneys' and accountants' fees) incurred in connection therewith.

     (iii) D. Keith Campbell shall have no liability to the Partnership or SBFM or any of their respective officers, directors, employees, partners or affiliates under this Agreement or in connection with the transactions contemplated by this Agreement except in the case of fraud or willful misconduct by D. Keith Campbell.

     (c) In the event that a person entitled to indemnification under this Paragraph 6 is made a party to an action, suit or proceeding alleging both matters for which indemnification can be made hereunder and matters for which indemnification may not be made hereunder, such person shall be indemnified only for that portion of the loss, liability, damage, cost or expense incurred in such action, suit or proceeding which relates to the matters for which indemnification can be made.

     (d) None of the indemnifications contained in this Paragraph 6 shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification without the prior written consent, which shall not be unreasonably withheld, of the party obligated to indemnify such party.

     (e) The provisions of this Paragraph 6 shall survive the termination of this Agreement.

7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS.
------------------------------------------

     (a) The Advisor represents and warrants that:

     (i) All references to the Advisor and its principals in the Memorandum are accurate in all material respects and as to them the Memorandum does not contain any untrue statement of a material fact or omit to state a material fact which is necessary to make the statements therein not misleading, except that with respect to Table B in the Memorandum, this representation and warranty extends only to the underlying data made available by the Advisor for the preparation thereof and not to any hypothetical or pro forma adjustments. Subject to such exception, all references to the Advisor and its principals in the Memorandum will, after review and approval of such references by the Advisor prior to the use of such Memorandum in connection with the offering of the Partnership's units, be accurate in all material respects.

     (ii) The information with respect to the Advisor set forth in the actual performance tables in the Memorandum is based on all of the customer accounts managed on a discretionary basis by the Advisor's principals and/or the Advisor during the period covered by such tables and required to be disclosed therein.

     (iii) The Advisor will be acting as a commodity trading advisor with respect to the Partnership and not as a securities investment adviser and is duly registered with the CFTC as a commodity trading advisor, is a member of the NFA, and is in compliance with such other registration and licensing requirements as shall be necessary to enable it to perform its obligations hereunder, and agrees to maintain and renew such registrations and licenses during the term of this Agreement.

     (iv) The Advisor is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has full power and authority to enter into this Agreement and to provide the services required of it hereunder.

     (v) The Advisor will not, by acting as a commodity trading advisor to the Partnership, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound.

     (vi) This Agreement has been duly and validly authorized, executed and delivered by the Advisor and is a valid and binding agreement enforceable in accordance with its terms.

     (vii) At any time during the term of this Agreement that a prospectus relating to the Units is required to be delivered in connection with the offer and sale thereof, the Advisor agrees upon the request of SBFM to provide the Partnership with such information as shall be necessary so that, as to the Advisor and its principals, such prospectus is accurate.

     (b) SBFM represents and warrants for itself and the Partnership that:

     (i) The Memorandum (as from time to time amended or supplemented, which amendment or supplement is approved by the Advisor as to descriptions of itself and its actual performance) does not contain any untrue statement of a material fact or omit to state a material fact which is necessary to make the statements therein not misleading, except that the foregoing representation does not apply to any statement or omission concerning the Advisor in the Memorandum, made in reliance upon, and in conformity with, information furnished to SBFM by or on behalf of the Advisor expressly for use in the Memorandum (it being understood that the hypothetical and pro forma adjustments in Table B were not furnished by the Advisor).

     (ii) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to perform its obligations under this Agreement.

     (iii) SBFM and the Partnership have the capacity and authority to enter into this Agreement on behalf of the Partnership.

     (iv) This Agreement has been duly and validly authorized, executed and delivered on SBFM's and the Partnership's behalf and is a valid and binding agreement of SBFM and the Partnership enforceable in accordance with its terms.

     (v) SBFM will not, by acting as General Partner to the Partnership and the Partnership will not, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which would materially limit or affect the performance of its duties under this Agreement.

                   (vi) It is registered as a commodity pool operator and is a member of the NFA, and it will maintain and renew such registration and membership during the term of this Agreement.

                   (vii) The Partnership is a limited partnership duly organized and validly existing under the laws of the State of New York and has full power and authority to enter into this Agreement and to perform its obligations under this Agreement.

8. COVENANTS OF THE ADVISOR, SBFM AND THE PARTNERSHIP.
--------------------------------------------------

     (a) The Advisor agrees as follows:

     (i) In connection with its activities on behalf of the Partnership, the Advisor will comply with all applicable rules and regulations of the CFTC and/or the commodity exchange on which any particular transaction is executed.

     (ii) The Advisor will promptly notify SBFM of the commencement of any material suit, action or proceeding involving it, whether or not any such suit, action or proceeding also involves SBFM.

     (iii) In the placement of orders for the Partnership's account and for the accounts of any other client, the Advisor will utilize a pre-determined, systematic, fair and reasonable order entry system, which shall, on an overall basis, be no less favorable to the Partnership than to any other account managed by the Advisor. The Advisor acknowledges its obligation to review the Partnership's positions, prices and equity in the account managed by the Advisor daily and within two business days to notify, in writing, the broker and SBFM and the Partnership's brokers of (i) any error committed by the Advisor or its principals or employees; (ii) any trade which the Advisor believes was not executed in accordance with its instructions; and (iii) any discrepancy with a value of $10,000 or more (due to differences in the positions, prices or equity in the account) between its records and the information reported on the account's daily and monthly broker statements.


     (iv) The Advisor will maintain a net worth of not less than $ 1,000,000 during the term of this Agreement.

     (b) SBFM agrees for itself and the Partnership that:

     (i) SBFM and the Partnership will comply with all applicable rules and regulations of the CFTC and/or the commodity exchange on which any particular transaction is executed.

     (ii) SBFM will promptly notify the Advisor of the commencement of any material suit, action or proceeding involving it or the Partnership, whether or not such suit, action or proceeding also involves the Advisor.

9. COMPLETE AGREEMENT. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof.

10. ASSIGNMENT. This Agreement may not be assigned by any party without the express written consent of the other parties.

11. AMENDMENT. This Agreement may not be amended except by the written consent of the parties.

12. NOTICES. All notices, demands or requests required to be made or delivered under this Agreement shall be in writing and delivered personally or by registered or certified mail or expedited courier, return receipt requested, postage prepaid, to the addresses below or to such other addresses as may be designated by the party entitled to receive the same by notice similarly given:

                  If to SBFM:

                           Smith Barney Futures Management Inc.
                           390 Greenwich Street
                           1st Floor
                           New York, New York  10013
                           Attention:  David J. Vogel

                  If to the Advisor:

                           Campbell & Company, Inc.
                           210 West Pennsylvania Avenue
                           Baltimore, Maryland 21204
                           Attention:  Ms. Michelle Rader

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14. ARBITRATION. The parties agree that any dispute or controversy arising out of or relating to this Agreement or the interpretation thereof, shall be settled by arbitration in accordance with the rules, then in effect, of the National Futures Association or, if the National Futures Association shall refuse jurisdiction, then in accordance with the rules, then in effect, of the American Arbitration Association; provided, however, that the power of the arbitrator shall be limited to interpreting this Agreement as written and the arbitrator shall state in writing his reasons for his award. Judgment upon any award made by the arbitrator may be entered in any court of competent jurisdiction.

15. NO THIRD PARTY BENEFICIARIES. There are no third party beneficiaries to this Agreement.


     IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                        SMITH BARNEY FUTURES MANAGEMENT INC.


                        By  /s/ David J. Vogel
                          -------------------------
                                David J. Vogel
                                President and Director


                        SMITH BARNEY POTOMAC FUTURES FUND L. P.


                        By:  Smith Barney
                             Futures Management Inc.
                             (General Partner)


                        By  /s/ David J. Vogel
                          -------------------------
                                David J. Vogel
                                President and Director


                        CAMPBELL & COMPANY, INC.


                        By  /s/ Bruce L. Cleland
                          -------------------------
                                Bruce L. Cleland
                                President

EXHINIT 10.1(a)
                      AMENDMENT TO THE MANAGEMENT AGREEMENT



     This AMENDMENT dated March 1, 1999 to the MANAGEMENT AGREEMENT made as of the 1st day of April, 1997 among SMITH BARNEY FUTURES MANAGEMENT INC., a Delaware corporation ("SBFM"), SMITH BARNEY POTOMAC FUTURES FUND L.P., a New York limited partnership (the "Partnership"), CAMPBELL & COMPANY, INC., a Maryland corporation (the "Advisor") and SFG GLOBAL INVESTMENTS, INC. ("SFG").

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, SFG has been elected general partner of the Partnership as of March 1, 1999 and SBFM will withdraw as general partner of the Partnership and become Trading Manager of the Partnership pursuant to a Trading Manager Agreement as of that date; and

     WHEREAS, the Trading Manager Agreement provides that SBFM is authorized, among other things, to select, appoint and terminate advisors; and

     WHEREAS, the Trading Manager and the Advisor wish to continue the Management Agreement dated April 1, 1997 (the "Management Agreement").

     NOW, therefore, the parties agree as follows.

1. All references in the Management Agreement to the General Partner after the effective date of this Amendment shall refer to SFG.

2. The references to the General Partner in paragraphs 1(a), 2 and 5(b)(iii) shall be changed to "SBFM".

     3. The reference to SBFM in the final sentence of paragraph 5(b) shall be replaced with "SBFM's or the General Partner's".

4. Paragraphs 7(b)(v) - (vii) are deleted and replaced as follows:

     "(v) SBFM will not, by acting as Trading Manager to the Partnership, and the Partnership will not, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which would materially limit or affect the performance of its duties under this Agreement.

     (vi) SBFM is registered as a commodity trading advisor and is a member of the NFA, and it will maintain and renew such registration and membership during the term of this Agreement.

     (c) The General Partner represents and warrants for itself and the Partnership that:

     (i) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to perform its obligations under this Agreement.

     (ii) It is registered as a commodity pool operator and is a member of the NFA, and it will maintain and renew such registration and membership during the term of this Agreement.

     (iii) The Partnership is a limited partnership duly organized and validly existing under the laws of the State of New York and has full power and authority to enter into this Agreement and to perform its obligations under this Agreement."

5. In all other respects the Management Agreement remains unchanged.

     IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

SMITH BARNEY FUTURES MANAGEMENT INC.



By:  /s/ David J. Vogel
   ------------------------
         David J. Vogel
         President

SMITH BARNEY POTOMAC FUTURES FUND L.P.
BY: SMITH BARNEY FUTURES MANAGEMENT INC.



By:  /s/ David J. Vogel
   ------------------------
         David J. Vogel
         President

SFG GLOBAL INVESTMENTS INC.



By:  /s/ Molly Mugler
   ------------------------
         Molly Mugler
         President

CAMPBELL & COMPANY, INC.


BY:  /s/ Bruce L. Cleland
   ------------------------
         Bruce L. Cleland
         President

EXHIBIT 10.1(b)
                 SECOND AMENDMENT TO THE MANAGEMENT AGREEMENT



     This SECOND AMENDMENT (this "Amendment") to the MANAGEMENT AGREEMENT made as of the 1st day of April, 1997, and as amended on March 1, 1999, among SMITH BARNEY FUTURES MANAGEMENT LLC, a Delaware limited liability company ("SBFM"), SMITH BARNEY POTOMAC FUTURES FUND L.P., a New York limited partnership (the "Partnership"), CAMPBELL & COMPANY, INC., a Maryland corporation (the "Advisor") and SFG Global Investments, Inc., a Delaware corporation ("SFG"), is made as of April 1, 2001 by and among SBFM, the Partnership and the Advisor.

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, SBFM has reorganized as a Delaware limited liability company; and

     WHEREAS, at the commencement of trading the Partnership's general partner was SBFM; and

     WHEREAS,   from  March  1,  1999  through  April  1,  2001,   SFG  was  the
Partnership's  general partner and SBFM was the  Partnership's  trading manager;
and

     WHEREAS, SBFM has been re-elected general partner of the Partnership as of April 1, 2001 and SFG withdrew as general partner of the Partnership as of that date; and

     WHEREAS, SBFM has withdrawn as trading manager of the Partnership and the Trading Manager Agreement between SFG and SBFM has thereby been terminated; and

     WHEREAS, SBFM and the Advisor entered into a management agreement dated April 1, 1997 and entered into an amendment to that management agreement dated March 1, 1999 (as amended, the "Management Agreement"); and

     WHEREAS, SBFM and the Advisor wish to continue the Management Agreement.

     NOW, therefore, the parties agree as follows.

1. SFG shall no longer be a party to the Management Agreement after the effective date of this Amendment.

2. All references in the Management Agreement to the General Partner after the effective date of this Amendment shall refer to SBFM.

3. All references in the Management Agreement to SBFM after the effective date of this Amendment shall refer to SBFM in its capacity as General Partner of the Partnership.

4. The reference to the General Partner in the final sentence of paragraph 5(b) shall be deleted.

5. The reference to "corporation" in paragraph 7(b)(ii) shall be deleted and replaced with "limited liability company."

6. The reference to "corporate" in paragraph 7(b)(ii) shall be deleted and replaced with "limited liability company."

7. The reference in paragraph 7(b)(v) to the "Trading Manager" shall be deleted and replaced with "General Partner."

8. The reference in paragraph 7(b)(vi) to "commodity trading advisor" shall be deleted and replaced with
"commodity pool operator."

9. The following paragraph 7(b)(vii) shall be added:

     "(vii) The Partnership is a limited partnership duly organized and validly existing under the laws of the State of New York and has full limited partnership power and authority to enter into this Agreement and to perform its obligations under this Agreement."

10. Paragraph 7(c) shall be deleted in its entirety.

11. In all other respects the Management Agreement remains unchanged.

     IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

SMITH BARNEY FUTURES MANAGEMENT LLC



By:  /s/ David J. Vogel
   ------------------------
     David J. Vogel
     President


SMITH BARNEY POTOMAC FUTURES FUND L.P.
BY: SMITH BARNEY FUTURES MANAGEMENT LLC



By:  /s/ David J. Vogel
   ------------------------
     David J. Vogel
     President

CAMPBELL & COMPANY, INC.


BY:  /s/ Bruce L. Cleland
   ------------------------
      Bruce L. Cleland
      President

EXHIBIT 10.2
                           SECOND AMENDED AND RESTATED
                               CUSTOMER AGREEMENT

                     SMITH BARNEY POTOMAC FUTURES FUND L.P.

     This Second Amended and Restated Customer Agreement (this "Agreement") is made and entered into as of the 1st day of April, 2001, by and between SMITH BARNEY POTOMAC FUTURES FUND L.P., a New York limited partnership (the "Partnership"), and SALOMON SMITH BARNEY INC., a Delaware corporation ("SSB").

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, the Partnership has been organized under the laws of the State of New York for the purpose of achieving substantial capital appreciation through speculative trading of commodity interests, including, but not limited to, futures contracts, options, spot and forward contracts; and

     WHEREAS, Smith Barney Futures Management LLC ("SBFM" or the "General Partner") has been elected general partner of the Partnership and SFG Global Investments, Inc. ("SFG") has withdrawn as general partner of the Partnership effective as of the date hereof; and

     WHEREAS, the Trading Manager Agreement, dated as of March 1, 1999, among Smith Barney Futures Management Inc., a predecessor of SBFM, the Partnership and SFG has been terminated as of the date hereof; and

     WHEREAS, the Partnership entered into a Customer Agreement, dated April 22, 1997, with SSB's predecessor and entered into an Amended and Restated Customer Agreement, dated as of March 1, 1999, with SSB; and

     WHEREAS, the Partnership and SSB wish to enter into this Second Amended and Restated Customer Agreement setting forth the terms and conditions upon which SSB will continue to perform brokerage and other services for the Partnership;

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein, it is agreed as follows:

1. Appointment of Broker/Dealer and Opening of Account. The Partnership hereby appoints SSB as its commodity broker/dealer through whom the Partnership will execute trades in commodity interests including futures contracts, options, spot and forward contracts. The Partnership shall deposit or cause to be deposited the partners' capital contributions in a commodity brokerage account with SSB, and will maintain all of its assets, as they from time to time exist, in such account except for such amounts as may be necessary or desirable to be maintained in a bank account or with a broker to facilitate trading in interbank forward foreign currency transactions and the payment of Partnership expenses, redemptions or distributions. The Partnership shall execute such other documents as shall be necessary or appropriate to permit SSB to perform its services hereunder.

2. Services of SSB. SSB agrees to use its best efforts to effect transactions for the Partnership's account. SSB agrees to assist the Partnership in performing various functions. These include, but are not limited to: (a) calculating the Partnership's Net Assets and Net Asset Value (as such terms are defined in the Partnership's Limited Partnership Agreement) at such times as may be required, (b) calculating any fees due the Partnership's trading advisor (the "Advisor"), (c) preparing and confirming financial information for annual or interim audits and reports and (d) establishing procedures for effecting redemptions, cash distributions and the liquidation of the Partnership upon termination. SSB further agrees to furnish clerical and bookkeeping support for the administration of the Partnership.

3. (a) Brokerage and Other Fees. The Partnership shall pay to SSB, in lieu of brokerage commissions on a per trade basis, a monthly flat rate brokerage fee equal to 6.5% per year of the Partnership's month-end Net Assets (computed monthly by multiplying the Partnership's Net Assets as of the last business day of each month by 6.5% and dividing the result thereof by the ratio which the total number of calendar days in that month bears to 365 days) less $3,000. The Partnership shall also pay all National Futures Association, exchange, clearing, user, give-up and floor brokerage fees, or shall reimburse SSB for all such fees previously paid by SSB on behalf of the Partnership. SSB's fee may be increased or decreased at any time at SSB's discretion upon notice to the Partnership.

4. Payment of Interest. All of the assets of the Partnership which are deposited in the Partnership's accounts at SSB will be deposited and maintained in cash. During the term of this Agreement, SSB will, within 10 days following the end of each calendar month, credit the Partnership's brokerage accounts with a sum representing interest on eighty percent (80%) of the average daily equity maintained in cash in such accounts during each month (i.e., the sum of the daily cash balances in such accounts divided by the total number of calendar days in that month) at a 30-day Treasury bill rate determined weekly by SSB based on the average non-competitive yield on 3-month U.S. Treasury bills maturing in 30 days (or on the closest maturity date thereto) from the date on which such weekly rate is determined. The equity maintained in cash in the account on Saturdays, Sundays and holidays shall be the equity maintained in cash in the account as of the close of business on the immediately preceding business day.

5. Trading Authorization. (a) Management Agreement. The General Partner has entered into an individual management agreement with Campbell & Company, Inc., as the Partnership's Advisor. Pursuant to the management agreement, the
Partnership's Advisor shall have discretion to order purchases and sales of commodity interests including futures contracts, options, spot, and forward contracts. SBFM, as the Partnership's general partner, may allocate or reallocate all or a portion of the Partnership's assets among trading programs operated by the Partnership's Advisor or select or appoint additional or replacement trading advisors. SSB is hereby authorized to execute all orders placed by the Partnership's Advisor for the account of the Partnership until notified by SBFM to the contrary, and shall have no obligation to inquire into the reason for or method of determining such orders, nor any obligation to monitor such orders in relation to the Partnership's trading policies. The provisions of this Paragraph 5 shall apply with equal force and effect to any other commodity trading advisor designated in the future by SBFM.


6. Terms of the Account. The following terms and conditions shall be applicable to the Partnership's account:

     (a) The word "property" is used herein to mean securities of all kinds, monies, options, commodities and contracts for the future delivery of, or otherwise relating to, commodities or securities and all property usually and customarily dealt in by brokerage firms.

     (b) All transactions for the Partnership's account shall be subject to the regulations of all applicable federal, state and self-regulatory agencies including, but not limited to, the various commodity exchanges and the constitutions, rules and customs, as the same may be constituted from time to time, of the exchange or market (and its clearing house, if any) where executed. Actual deliveries are intended on all transactions. The Partnership also agrees not to exceed the speculative position limits for its own account, acting alone or in concert with others, and promptly to advise SSB if it is required to file reports of its commodity positions with the Commodity Futures Trading Commission.

     (c) Any and all property belonging to the Partnership, or in which it may have an interest, held by SSB or carried in the Partnership's account (either individually or jointly with others) shall be subject to a general lien for the discharge of the Partnership's obligations to SSB, wherever or however arising and without regard to whether or not SSB has made advances with respect to such property, and SSB is hereby authorized to sell and/or purchase any and all property in the Partnership's account without notice to satisfy such general lien.

     (d) The Partnership agrees to maintain such collateral and/or margin as SSB may, in its discretion, require from time to time and will pay on demand any amount owing with respect to its account. Against a "short" position in any commodity contract, prior to the maturity thereof, the Partnership will give SSB instructions to cover, or furnish SSB with all necessary delivery documents, and in default thereof, SSB may, without demand or notice, cover the contracts, or if an order to buy in such contracts cannot be executed under prevailing conditions, SSB may procure the actual commodity and make delivery thereof upon any terms and by any method which may be feasible. It is further agreed that if the Partnership fails to receive sufficient funds to pay for any commodities and commodity futures contracts and/or to satisfy any demands for original and/or variation margin, SSB may, without prior demand and notice, sell any property held by it in the Partnership's account and any loss resulting therefrom will be charged to the Partnership's account.

     (e) SSB may, whenever in its discretion it considers it necessary for its protection, sell any or all property held in the Partnership's account, cancel any open orders for the purchase or sale of any property with or without notice to the Partnership, and SSB may borrow or buy in any property required to make delivery against any sales, including a short sale, effected for the Partnership. Such sale or purchase may be public or private and may be made without advertising or notice to the Partnership and in such manner as SSB may, in its discretion, determine, and no demands, calls, tenders or notices which SSB may make or give in any one or more instances shall invalidate the aforesaid waiver on the Partnership's part. At any such sale SSB may purchase the property free of any right of redemption and the Partnership shall be liable for any deficiency in its account.

     (f) SSB and the Partnership agree that the parties shall have the right to offset any unrealized gains and losses on the Partnership's open positions and to net any open orders for the purchase or sale of any property of the Partnership.

     (g) The Partnership agrees to pay service fees and/or interest charges upon its account monthly at the prevailing and/or allowable rates according to the laws of the State of New York, as determined by SSB at the time of the acceptance of this Agreement in its New York office and thereafter.

     (h) If any provisions herein are or should become inconsistent with any present or future law, rule or regulation of any sovereign government or a regulatory body having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified in accordance with any such law, rule or regulation. In all other respects, this Agreement shall continue and remain in full force and effect.

7. Indemnification.


     (a) In any action, suit or proceeding to which SSB was or is a party or is threatened to be made a party by reason of the fact that it is or was the commodity broker for the Partnership (other than an action by or in the right of the Partnership), the Partnership shall indemnify and hold harmless SSB, subject to subparagraph (c), against any loss, liability, damage, cost, expense (including attorneys' fees and accountants' fees), judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if SSB acted in good faith and in a manner it reasonably believed to be in the best interests of the Partnership, except that no indemnification shall be made in respect of any claim, issue or matter which as to SSB constituted negligence, misconduct or breach of its fiduciary obligations to the Partnership, unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, SSB is fairly and reasonably entitled to indemnification for such expenses which such court shall deem proper; and further provided that no indemnification shall be available from the Partnership if such indemnification is prohibited by
Section 16 of the Partnership's Limited Partnership Agreement. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that SSB did not act in good faith, and in a manner which it reasonably believed to be in or not opposed to the best interests of the Partnership.

     (b) To the extent that SSB has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraph (a) above, or in defense of any claim, issue or matter therein, the Partnership shall indemnify it against the expenses, including attorneys' fees, actually and reasonably incurred by it in connection therewith.

     (c) Any indemnification under subparagraph (a) above, unless ordered by a court, shall be made by the Partnership only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification is proper in the circumstances because SSB has met the applicable standard of conduct set forth in subparagraph (a) above.

     (d) The term SSB as used in this Paragraph 7 shall include SSB, its officers, directors, stockholders, employees and affiliates.

8. Termination. This Agreement may be terminated at any time by either party hereto upon notice to the other, in which event the brokerage accounts shall be closed and all positions open at such time shall be liquidated or shall be transferred to another broker as directed by the Partnership.

9. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall be governed by the laws of the State of New York.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                       SMITH BARNEY POTOMAC FUTURES FUND L.P.

                                       By: Smith Barney Futures Management LLC.
                                          (General Partner)


                                           By:  /s/ David J. Vogel
                                              --------------------
                                           Name: David J. Vogel
                                           Title:  President


                                           SALOMON SMITH BARNEY INC.
                                          (Commodity Broker/Dealer)


                                           By:  /s/ David J. Vogel
                                              -------------------------
                                           Name:  David J. Vogel
                                           Title:

EXHIBIT 10.3

                     AMENDED AND RESTATED AGENCY AGREEMENT
                     SMITH BARNEY POTOMAC FUTURES FUND L.P.
                        (A NEW YORK LIMITED PARTNERSHIP)
                      UNITS OF LIMITED PARTNERSHIP INTEREST

April 1, 2001




Salomon Smith Barney Inc.
390 Greenwich Street
New York, New York  10013

Re: Smith Barney Potomac Futures Fund L.P.
---------------------------------------

Gentlemen:

     Smith Barney Potomac Futures Fund L.P. (the "Partnership") was organized as a limited partnership under the New York Revised Uniform Limited Partnership Act, as amended (the "Partnership Act") for the purpose of speculative trading in commodity interests including futures contracts, options, spot and forward contracts. Smith Barney Futures Management LLC ("SBFM" or the "General Partner" has been elected general partner of the Partnership and SFG Global Investments, Inc. has withdrawn as general partner of the Partnership, effective as of the date hereof. You, the Partnership and SBFM entered into an agency agreement dated April 22, 1997 (the "Initial Agency Agreement"). This Amended and Restated Agency Agreement (the "Agreement") supersedes the Initial Agency Agreement in all respects.

     The General Partner desires to raise capital for the Partnership by the sale of units of limited partnership interest therein (the "Units") to certain qualified investors pursuant to Rule 506 of Regulation D ("Reg. D") under section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). The General Partner, the Partnership, the business of the Partnership and the Units are described in a Private Placement Offering Memorandum and Disclosure Document dated August 24, 2000, prepared by the General Partner. As used in this Agreement, "Memorandum" refers to that Private Placement Offering Memorandum and Disclosure Document, including the appendices thereto, unless such memorandum or appendices have been supplemented or amended, in which case the term shall refer, from and after the time the supplement or amendment is delivered to you, to the memorandum and appendices as so amended and supplemented. The commodity trading advisor to the Partnership is currently Campbell & Company, Inc. (the "Advisor").

     The subscribers for Units will be required to execute the Subscription Agreement, a copy of which is attached as an appendix to the Memorandum, and to tender or cause to be tendered for each Unit subscribed cash in the amount of the Net Asset Value per Unit on the date of purchase. Subscribers for Units whose Subscription Agreements are accepted by the General Partner will become limited partners of the Partnership (the "Limited Partners") upon the execution by the General Partner as attorney-in-fact for each such subscriber of the Second Amended and Restated Limited Partnership Agreement, a copy of which is attached as an appendix to the Memorandum (the "Partnership Agreement"), and at the time such subscribers' names are entered in the books and records of the Partnership.

Section 1. Appointment of Agent.

     On the basis of the representations, warranties and covenants contained in this Agreement, but subject to the terms and conditions set forth in it, you are hereby appointed the exclusive agent of the Partnership during the offering period specified in this Section, for the purpose of finding subscribers for the Units for the account and risk of the Partnership through a private offering. The offering period will continue until the General Partner terminates it (the "Continuous Offering"). Units or partial Units sold during the Continuous Offering will be sold at Net Asset Value per Unit as of the last day of each month, provided that the General Partner may determine to offer no Units in a particular month. Subject to the performance by the General Partner of all of its obligations to be performed under this Agreement and to the completeness and accuracy of all material representations and warranties of the General Partner contained in this Agreement, you hereby accept such agency and agree on the terms and conditions set forth in this Agreement to use your best efforts during the Continuous Offering to find subscribers for the Units. Your agency under this Agreement, which is coupled with an interest and, therefore, is not terminable by the General Partner without your permission, will continue until the termination of the Continuous Offering.

Section 2. Representations and Warranties of the Partnership and the General Partner.

     (a) The Partnership and the General Partner jointly and severally represent and warrant to you, for your benefit, and for the benefit of the purchasers of the Units that:

     (i) They will deliver to you such number of copies of the Memorandum as you may reasonably request, regardless of whether the Units are offered solely to "accredited investors" as defined in Rule 501(a) of Reg. D. They will not make any amendment or supplement to the Memorandum until they have given you a copy thereof and reasonable notice of the same, and no such amendment or supplement will be made if you reasonably object thereto.

     (ii) The Memorandum complies with Rule 502(b)(2) of Reg. D and the information to be made available or furnished to each purchaser of a Unit pursuant to Section 5(f) hereof or otherwise will be sufficient to comply with Rule 502(b)(2)(iv) and 502(b)(2)(v) of Reg. D.

     (iii) The Memorandum will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (iv) All action required under the Partnership Agreement or otherwise to be taken by the General Partner before the subscription for and sale of the Units to subscribers therefor has been taken or before the Monthly Closing dates, as defined in Section 4 hereof, will have been taken, and upon (i) payment of the consideration therefor specified in the Subscription Agreement, (ii) acceptance by the General Partner of each subscriber acceptable to the General Partner, and
(iii) the payment of any required filing fee, the subscribers will become Limited Partners of the Partnership entitled to all the rights of Limited Partners under the Partnership Agreement and the Partnership Act. The Units, when sold and paid for as contemplated by the Memorandum, will represent validly authorized and duly issued limited partnership interests in the Partnership and will conform to all statements relating thereto contained in the Memorandum, including the Partnership Agreement.

     (v) The Partnership is a limited partnership duly and validly organized pursuant to the Partnership Agreement and the laws of New York, and is validly existing under, and subject to, the laws of New York with full power and authority to conduct the business in which it proposes to engage as described in the Memorandum. A Limited Partner will have no liability in excess of his capital contribution and his share of Partnership assets and undistributed profits except as set forth in Section 7(f) of the Partnership Agreement and in the Partnership Act.

     (vi) There is no action, suit, litigation or proceeding before or by any court or governmental agency, federal, state or local, pending or threatened against or affecting or involving the property or business of the General Partner, or the business of the Partnership, that would materially and adversely affect the condition (financial or otherwise), business or prospects of the General Partner or the Partnership.

     (vii) Neither the Partnership, the General Partner nor any person directly or indirectly affiliated with any of them has, either directly or through an agent, sold or offered for sale or solicited offers to subscribe for or buy, or approached potential investors for or otherwise negotiated in respect of, the Units except for the activities of the General Partner in approaching potential investors undertaken in cooperation with you after advance consultation with you; and neither the Partnership, the General Partner nor any person directly or indirectly affiliated with any of them has, either directly or through an agent, participated in the organization or management of any partnership or other entity, or has engaged in any other activity, in a manner or under circumstances that would jeopardize the status of the offering of the Units as an exempted transaction under the Securities Act or under the laws of any state in which it is represented by the General Partner that the offering may be made.

     (viii) This Agreement and the Partnership Agreement have been duly and validly authorized, executed and delivered by and on behalf of the General Partner and constitute valid and binding agreements of the General Partner enforceable in accordance with their terms. This Agreement and the Subscription Agreements have been or will be duly and validly authorized, executed and delivered by and on behalf of the Partnership and constitute or will constitute valid and binding agreements of the Partnership enforceable in accordance with their terms.

     (ix) The execution and delivery of this Agreement, the Subscription Agreements and the Partnership Agreement, and the consummation of the transactions contemplated in this Agreement and in the Memorandum, do not conflict with and will not constitute a breach of, or default under, the certificate of formation or limited liability company agreement of the General Partner or any agreement or instrument by which it is bound by any order, rule or regulation applicable to it of any court or any governmental body or administrative agency having jurisdiction over it.

     (x) A separate escrow account has been opened at European American Bank, New York, New York (the "Escrow Agent") and will be maintained for all funds received from subscribers for Units. All payments received from persons desiring to purchase Units will be deposited in such account and held in accordance with the terms of the Escrow Agreement entered into with the Escrow Agent.

Section 3. Your Representations and Warranties.


     You represent and warrant to and for the benefit of the Partnership and the General Partner that:

     (a) You will not offer or sell the Units by any form of general solicitation or general advertising within the meaning of Rule 502(c) of Reg. D.

     (b) Where required by applicable state law or regulation, you will initiate contact with a prospective offeree only after determining that the suitability and sophistication standards described in the Memorandum are likely to be satisfied with respect to such prospective offeree and, where applicable, only after having obtained an executed Purchaser Representative Questionnaire.

     (c) You will not offer the Units for sale to, or solicit any offers to subscribe for the Units from, any offeree who resides in a state whose securities or "blue sky" laws require offerees to meet specified qualifications unless such offeree meets such qualifications or which laws require offerees to receive disclosure documents until you have delivered (or directed the General Partner to deliver) the Memorandum, the Partnership Agreement, and any other agreement or document that may be attached as an exhibit or appendix referred to in and distributed with the Memorandum or any other information provided by the General Partner which is required to be delivered to purchasers pursuant to Rule 502(b)(2) of Reg. D to such offeree, and within a reasonable time prior to the Monthly Closing you shall deliver (or cause the General Partner to deliver) all such documents to all persons who are to purchase the Units, to the extent they have not theretofore received such documents. In connection with the offering, you will not represent to any person acquiring Units any material facts relating to the offering unless such facts are contained in the Memorandum or have been provided to you in writing by the General Partner.

     (d) You will make offers to sell Units to, or solicit offers to subscribe for Units from, persons in only those states or other jurisdictions where the General Partner has either qualified or registered the offering for sale or where the General Partner has determined that an exemption from such qualification or registration is available under the applicable securities or "blue sky" statutes of such states or other jurisdictions. You will not sell Units to any person unless, immediately before making such sales, you reasonably believe such person (i) would be able to represent that such person is acquiring the Units for such person's own account as principal for investment and not with a view to resale or distribution, (ii) qualifies as an accredited investor under Rule 501 of Reg. D and (iii) meets such other suitability standards as are specified in the Memorandum under the caption "Who Should Invest" and the other conditions contained in the Subscription Agreement.

     (e) You will maintain a record of all information obtained by you indicating that subscribers for Units meet the suitability standards referred to in Section 3(d) hereof. The General Partner will approve or reject the subscriptions and notify you of the same.

     (f) You are a member in good standing of NASD Inc.

Section 4. Closings.


     During the Continuous Offering, closings may be held as of the last business day of each month ("Monthly Closings").

Section 5. Covenants of the Partnership and the General Partner.


The Partnership and the General Partner covenant with you that:

     (a) If any event occurs before a Monthly Closing and relates to or affects the business or condition (financial or other) of the General Partner or the Partnership which makes it necessary to amend or supplement the Memorandum in order that the Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a subscriber, the General Partner forthwith will prepare and furnish to you a reasonable number of copies of the amendment or amendments of, or supplement or supplements to, the Memorandum (in form and substance satisfactory to you and your counsel) that will so amend or supplement the Memorandum.

     (b) They will qualify or register the Units for offering and sale under, or establish the exemption of the offering and sale of the Units from qualification or registration under, the applicable securities or "blue sky" laws of the jurisdictions listed in Appendix I hereto and use their best efforts to qualify in such other jurisdictions as you may reasonably request in writing; provided, however, that neither of them will be obligated to qualify as a dealer in securities in any jurisdiction in which it is not so qualified. The General Partner will promptly notify you in writing of such qualification, registration or exemption in each such jurisdiction and of any modification, rescission or withdrawal of any such qualification, registration or exemption. The General Partner will not consummate a sale of a Unit in any jurisdiction in which such sale may not be lawfully made and will not consummate any sale otherwise than in accordance with the restrictions and limitations, if any, set forth or referred to in such survey.

     (c) Neither they nor any of their affiliates will, either directly or through an agent (other than you), sell or offer for sale, or solicit offers to subscribe for or buy or approach potential offerees for, or otherwise negotiate in respect of, the Units except for the activities of the General Partner in approaching potential offerees undertaken in cooperation with you after advance consultation with you.

     (d) The Partnership  will apply the proceeds from the sale of the Units for
the  purposes  set  forth  under  "Use  of  Proceeds"  in  the   Memorandum   in
substantially the amounts and at the times indicated thereunder.

     (e) Neither they nor any person directly or indirectly affiliated with either of them is or will be engaged, as a general partner, sponsor or otherwise
(i) in the organization or management of any partnership, fund or other entity, in a manner or under circumstances which, in the opinion of their counsel, will jeopardize the status of the offering of the Units as an exempted transaction under the Securities Act or under the laws of any state in which it is represented by them that the offering may be made, or (ii) in any offering of securities which, when integrated with the offering of the Units in the manner prescribed by Rule 501(a) of Reg. D and SEC Release No. 33-4552 (Nov. 9, 1962) will jeopardize the status of the offering of the Units as an exempted transaction under Reg. D.

     (f) At all times during the Continuous Offering and before each Monthly Closing, they will (i) make available to each potential purchaser and to the purchaser's representative, if any, such information (in addition to that contained in the Memorandum) concerning themselves, the offering and any other relevant matters, as they possess or can acquire without unreasonable effort or expense, and (ii) provide to each potential purchaser and to any purchaser representatives the opportunity to ask questions of, and receive answers from, them concerning the terms and conditions of the offering and the business of the Partnership and to obtain any other additional information, to the extent they possess the same or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished to the potential purchaser or any purchaser representatives.

     (g) Before each Monthly Closing, they will provide to each purchaser the information required to be delivered by Rule 502(b)(2)(iii) and 502(b)(iv).

     (h) Within 15 days of receiving from you copies of information indicating that subscribers meet the suitability standards, the General Partner will approve or reject the subscriptions and notify you of the same.

                   (i) The General Partner has filed five copies of a notice on Form D with the Securities and Exchange Commission no later than 15 days after the first sale of a Unit pursuant to Rule 503 under Reg. D. The General Partner shall comply with any filing requirement imposed by the laws of any state or jurisdiction in which sales are made. The General Partner shall furnish you and your counsel with copies of all filings made on Form D pursuant hereto.

Section 6. Payment of Expenses, Fees and Interest Income.

     The Partnership will pay its ongoing legal, accounting, filing, reporting, and data processing fees which are estimated at approximately $50,000 annually. In consideration for your entering into this Agreement, you will act as the Partnership's commodity broker/dealer as described in the Memorandum and be compensated as described in the Memorandum pursuant to a Second Amended and Restated Customer Agreement of even date herewith.

     All of the Partnership's funds will be deposited in cash in a commodity brokerage account with you. You will deposit the funds in segregated bank accounts as required by the Commodity Futures Trading Commission regulations. Such accounts do not earn interest. You will pay monthly interest to the Partnership on 80% of the average daily equity maintained in cash in the Partnership's brokerage accounts during each month at a 30-day Treasury bill rate.

Section 7. Conditions of Your Obligations.


     Your obligations under this Agreement are subject to the accuracy of and compliance with the representations and warranties of the Partnership and the General Partner made in Section 2 hereof, to the performance by the Partnership and the General Partner of their obligations under this Agreement.

     If any of the conditions specified in this Section 7 have not been fulfilled when and as required by this Agreement to be fulfilled, you may cancel this Agreement and all your obligations under it by notifying the General Partner of such cancellation in writing or by telegram at any time at or before any Monthly Closing and any such cancellation will be without liability or obligation of any party to any other party except as otherwise provided in
Section 5, Section 6 and Section 9 hereof.

Section 8. Conditions of the Obligations of the Partnership and the General Partner.

     The obligations of the Partnership and the General Partner under this Agreement are subject to the performance by you of your obligations under the same and to the further condition that the Partnership and the General Partner will have received your certificate stating that you have offered the Units for sale, or solicited offers to subscribe for or buy Units, or otherwise negotiated with any person with respect to the Units, only in such manner and under such circumstances as are in compliance with the securities or "blue sky" laws of the jurisdictions designated by you in accordance with Section 5(b) hereof.

Section 9. Indemnification and Contribution.

     You will indemnify and hold harmless the Partnership and the General Partner and their officers, directors and employees, against any and all loss, liability, claim, damage, expense, judgment or amount paid in settlement (including reasonable attorneys' fees) with respect to statements or omissions in the Memorandum made with respect to you or your obligations under this Agreement made in reliance upon and in conformity with information furnished to the General Partner by you expressly for use in the Memorandum.

Section 10. Representations, Warranties and Agreements to Survive Delivery.

     All representations, warranties and agreements contained in this Agreement or contained in certificates or opinions delivered pursuant to this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of you or by or on behalf of the General Partner and will survive the Monthly Closings.

Section 11. Notices and Authority to Act.

     All communications herein shall be in writing and, if sent to you, will be mailed, delivered or telegraphed and confirmed to you at:

                  Salomon Smith Barney Inc.
                  390 Greenwich Street
                  New York, New York  10013
                  Attention:  David J. Vogel

or if sent to the General Partner, will be mailed, delivered or telegraphed and confirmed to the General Partner at:

                  Smith Barney Futures Management LLC
                  388 Greenwich Street - 7th floor
                  New York, New York  10013
                  Attention:  David J. Vogel

Section 12. Parties.

     This Agreement will inure to the benefit of and be binding upon you, the Partnership and the General Partner and your and their respective successors, heirs and representatives. This Agreement and its conditions and provisions are intended to be and are for the sole and exclusive benefit of the parties to it and their respective successors, heirs and representatives, and not for the benefit of any other person, firm or corporation unless expressly stated otherwise.

Section 13. Governing Law.

     This Agreement shall be governed by and construed under the laws of the State of New York.

Section 14. Waiver.

                  Any party to this Agreement may waive compliance by the other with any of the terms, provisions and conditions set forth in this Agreement.

Section 15. Entire Agreement.

     This Agreement contains the entire agreement between the parties to it, and is intended to supersede any and all prior agreements between those parties, relating to the same subject matter.

     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among you, the Partnership and the General Partner, in accordance with its terms.

                            Sincerely,
                            SMITH BARNEY FUTURES MANAGEMENT LLC


                            By:  /s/ David J. Vogel
                               David J. Vogel
                               President and Director



                            SMITH BARNEY POTOMAC FUTURES FUND L.P.



                            Smith Barney Futures Management LLC
                            (General Partner)

                            By:  /s/ David J. Vogel
                               David J. Vogel
                               President and Director

Confirmed, accepted and agreed to as of the date first above written.

SALOMON SMITH BARNEY INC.

By:  /s/ David J. Vogel
         David J. Vogel

                                   APPENDIX I

                                BLUE SKY SURVEY

EXHIBIT 10.4

SSB Account No.: _________

________Please check here if
employed by Citigroup Global Markets
Inc. or an affiliate










                     SMITH BARNEY POTOMAC FUTURES FUND L.P.

                        (a New York limited partnership)


                             Subscription Agreement

Citigroup Managed Futures LLC
399 Park Avenue - 7th floor
New York, New York 10022


Re: Smith Barney Potomac Futures Fund L.P.
    --------------------------------------

Ladies and Gentlemen:

     1. Subscription for Units. I hereby irrevocably subscribe for the amount of Units (and partial Units rounded to four decimal places) of Limited Partnership Interest ("Units") of Smith Barney Potomac Futures Fund L.P. (the "Partnership") as indicated on page C-7 hereof. I understand that each Unit will be offered at Net Asset Value per Unit on the date of sale during the Continuous Offering. I hereby authorize Citigroup Global Markets ("CGM") to debit my CGM account in the amount of my subscription as described in "Subscription Procedure" in the Private Placement Offering Memorandum and Disclosure Document dated September 24, 2003, as amended or supplemented from time to time (the "Memorandum").

     I am aware that this subscription is not binding on the Partnership unless and until it is accepted by the General Partner, which may reject this subscription in whole or in part for any reason whatsoever. I understand that the General Partner will advise me within five business days of receipt of my funds and this Agreement if my subscription has been rejected. I further understand that if this subscription is not accepted, the full amount of my subscription will be promptly returned to me without deduction.

     2. Representations, Warranties and Covenants of Subscriber. As an inducement to the General Partner on behalf of the Partnership to sell me the Units for which I have subscribed I hereby represent, warrant and agree as follows:

     (a) I am over 21 years old, am legally competent to execute this Agreement and have received and reviewed the Memorandum and, if this purchase is made during the Continuous Offering, the Partnership's most recent monthly statement and annual report, if any, and except as set forth in the Memorandum, no representations or warranties have been made to me by the Partnership, its
General Partner or their agents, with respect to the business of the Partnership, the financial condition of the Partnership, the deductibility of any item for tax purposes or the economic, tax, or any other aspects or consequences of a purchase of a Unit, and I have not relied upon any information concerning the offering, written or oral, other than that contained in the Memorandum or provided by the General Partner at my request. In addition, I have been represented by such legal and tax counsel and others selected by me as I have found it necessary to consult concerning this transaction. With respect to the tax aspects of my investment, I am relying upon the advice of my own personal tax advisors and upon my own knowledge with respect thereto.

     (b) I have carefully reviewed the various conflicts of interest set forth in the Memorandum, including those arising from the fact that the General Partner is an affiliate of CGM, the selling agent and commodity broker/dealer for the Partnership.

     (c) I hereby acknowledge and agree to the terms of the Customer Agreement between the Partnership and CGM and to payment to CGM of the flat rate brokerage fee as described in the Memorandum. I understand that lower brokerage fees might be available, but that the General Partner will not negotiate with CGM or any other broker to obtain such lower rates.

     (d) The Partnership has made available to me, prior to the date hereof, the opportunity to ask questions of, and to receive answers from, the General Partner and its representatives, concerning the terms and conditions of the offering, and has afforded me access to obtain any information, documents, financial statements, records and books (i) relative to the Partnership, its business, the offering and an investment in the Partnership, and (ii) necessary to verify the accuracy of any information, documents, financial statements, records and books furnished in connection with the offering. All materials and information requested by me, including any information requested to verify any information furnished, have been made available and have been examined to my satisfaction.

     (e) I understand that the Partnership offering has not been registered under the Securities Act of 1933, as amended (the "Act"), or pursuant to the provisions of the securities or other laws of certain jurisdictions, in reliance on exemptions for private offerings contained in the Act and in the laws of certain jurisdictions. I am fully aware of the restrictions on sale, transferability and assignment of the Units as set forth in the Limited Partnership Agreement, and that I must bear the economic risk of my investment in the Partnership for an indefinite period of time because the offering has not been registered under the Act. I understand that the Units cannot be offered or sold unless they are subsequently registered under the Act or an exemption from such registration is available, and that any transfer requires the consent of the General Partner, who may determine not to permit any specific transfer.

     (f) I represent that I am aware of the speculative nature of this investment and of the high degree of risk involved, that I can bear the economic risks of this investment and can afford a complete loss of my investment. As evidence of the foregoing, I hereby represent to you that I: (i) have sufficient liquid assets to pay the purchase price for my interest in the Partnership; (ii) have adequate means of providing for my current needs and possible personal contingencies and have no present need for liquidity of my investment in the Partnership; (iii) have adequate net worth and sufficient means to sustain a complete loss of my investment in the Partnership; and (iv) either (a) I am an accredited investor as defined in Rule 501 (a) of the Act, the terms of which are set forth in Exhibit I to this Subscription Agreement by virtue of the subparagraph indicated on page 7 or (b) I am a resident of Arkansas or Illinois and I am an accredited investor as that term is defined under the law of my state of residence set forth in Exhibit II or III to this Subscription Agreement by virtue of the subparagraph(s) indicated in the Exhibit or (c) I have a net worth (exclusive of home, furnishings and automobiles) at least three times my investment in the Partnership or my actual gross income for the last two calendar years was, and my projected gross income for the current calendar year will be, not less than three times my investment in the Partnership for each year.

     (g) I will not transfer or assign this Subscription Agreement, or any of my interest herein. I am acquiring my interest in the Partnership hereunder for my own account and for investment purposes only and not with a view to or for the transfer, assignment, resale or distribution thereof, in whole or in part. I have no present plans to enter into any such contract, undertaking, agreement or arrangement. I understand that the General Partner may in its absolute discretion require any limited partner to redeem all or part of his Units, upon ten (10) days' notice to such limited partner.

     (h) If I am not a citizen or resident of the United States for U.S. tax purposes, I agree to pay or reimburse CGM or the Partnership for any taxes, including but not limited to withholding tax imposed with respect to my Units.

     (i) If I am a collective investment vehicle, I am in compliance with all applicable Federal regulatory requirements including the registration rules of the Commodity Futures Trading Commission.

     (j) FOR MAINE INVESTORS. THESE SECURITIES ARE BEING SOLD PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE BANK SUPERINTENDENT OF THE STATE OF MAINE UNDER SECTION 10502(2)(R) OF TITLE 32 OF THE MAINE REVISED STATUTES. THESE SECURITIES MAY BE DEEMED RESTRICTED SECURITIES AND AS SUCH THE HOLDER MAY NOT BE ABLE TO RESELL THE SECURITIES UNLESS PURSUANT TO REGISTRATION UNDER STATE OR FEDERAL SECURITIES LAWS OR UNLESS AN EXEMPTION UNDER SUCH LAW EXISTS.

     (k) FOR NON-ACCREDITED INVESTORS WHO RESIDE IN, RECEIVE OFFERS FROM OR MAKE PURCHASES IN THE STATES OF ALABAMA OR KANSAS. Subscriber hereby represents and affirms that Subscriber has a net worth (exclusive of principal residence, its furnishings and personal automobiles) exceeding five (5) times Subscriber's investment.

     (l) FOR NON-ACCREDITED INVESTORS WHO RESIDE IN, RECEIVE OFFERS FROM OR MAKE PURCHASES IN THE STATE OF ARKANSAS. Subscriber hereby represents and affirms that Subscriber has a net worth or joint net worth with spouse exceeding five
(5) times Subscriber's investment.

     (m) FOR INVESTORS WHO RESIDE IN, RECEIVE OFFERS FROM OR MAKE PURCHASES IN THE STATE OF INDIANA. Subscriber hereby represents and affirms that Subscriber has (i) a gross income of $30,000 and a net worth of the greater of $30,000 or twice the amount of Subscriber's investment or (ii) a net worth of the greater of $75,000 or three times the amount of Subscriber's investment.

     (n) FOR NON-ACCREDITED INVESTORS WHO RESIDE IN, RECEIVE OFFERS FORM OR MAKE PURCHASES IN THE STATE OF KENTUCKY. Subscriber hereby represents and affirms that Subscriber has a net worth exceeding ten (10) times Subscriber's investment.

     (o) FOR NON-ACCREDITED INVESTORS WHO RESIDE IN, RECEIVE OFFERS FROM OR MAKE PURCHASES IN THE STATE OF MAINE. Subscriber hereby represents and affirms that Subscriber has (i) a minimum net worth (exclusive of home, home furnishing and automobiles) of $200,000 or (ii) a minimum net worth (exclusive of home, home furnishings and automobiles) of $50,000 and a minimum annual gross income of $50,000.

     (p) FOR NON-ACCREDITED INVESTORS WHO RESIDE IN, RECEIVE OFFERS FROM OR MAKE PURCHASES IN THE STATE OF MISSOURI. Subscriber hereby represents and affirms that Subscriber has a net worth exceeding five (5) times Subscriber's investment.

     (q) FOR ALL INVESTORS WHO RESIDE IN, RECEIVE OFFERS FROM OR MAKE PURCHASES IN THE STATE OF NEW HAMPSHIRE. Subscriber hereby warrants that Subscriber has
(i) net worth, exclusive of home, home furnishings and automobiles of $250,000 or (ii) net worth, exclusive of home, home furnishings and automobiles of $125,000 and $50,000 of taxable income.

     (r) FOR ALL INVESTORS WHO RESIDE IN, RECEIVE OFFERS FROM OR MAKE PURCHASES IN THE STATE OF NORTH CAROLINA (SUITABILITY STANDARDS FOR A FIDUCIARY ACCOUNT MAY BE MET BY THE FIDUCIARY, THE ACCOUNT OR THE DONOR). Subscriber hereby represents and affirms that Subscriber is making an initial cash payment of at least $5,000 and Subscriber has either (i) a minimum net worth (exclusive of home, home furnishings and automobiles) of $60,000 and a taxable income in the last tax year or estimated in the current tax year of $60,000 or (ii) a minimum net worth (exclusive of home, home furnishings and automobiles) of $225,000.

     (s) FOR NON-ACCREDITED INVESTORS WHO RESIDE IN, RECEIVE OFFERS FROM OR MAKE PURCHASES IN THE STATE OF PENNSYLVANIA. Subscriber hereby represents and affirms that Subscriber has a net worth (exclusive of home, home furnishings and automobiles) alone or with spouse exceeding five (5) times Subscriber's investment.

     (t) FOR ALL INVESTORS WHO RESIDE IN, RECEIVE OFFERS FROM OR MAKE PURCHASES IN THE STATE OF SOUTH CAROLINA. Subscriber hereby represents and affirms that Subscriber is making an initial purchase of at least $2,500 and that Subscriber has (i) a minimum net worth (exclusive of home, furniture and automobile) of $100,000 or (ii) federal and state income subject to the maximum rate of income tax.

     (u) FOR NON-ACCREDITED INVESTORS WHO RESIDE IN, RECEIVE OFFERS FROM OR MAKE PURCHASES IN THE STATE OF TENNESSEE. Subscriber hereby represents and affirms that Subscriber has a net worth exceeding ten (10) times Subscriber's investment.

     (v) FOR ACCREDITED INVESTORS WHICH ARE GENERAL PARTNERSHIPS AND RESIDE IN, RECEIVE OFFERS FROM OR MAKE PURCHASES IN THE STATE OF WASHINGTON. Subscriber hereby represents and affirms that Subscriber has not determined accreditation by aggregating the net worth of Subscriber's general partners.

     (aa) FOR ALL ACCREDITED INVESTORS. Subscriber hereby represents and affirms that (i) Subscriber has a net worth alone or with spouse exceeding ten (10) times Subscriber's investment or (ii) Subscriber has either alone or with Subscriber's professional advisor the capacity to protect Subscriber's interests in connection with this transaction or (iii) Subscriber is able to bear the economic risk of the investment.

     (bb) Subscriber represents that the information contained herein is complete and accurate as of the date hereof and may be relied upon by the General Partner. Subscriber further represents that Subscriber will notify the General Partner immediately of any adverse change in any such information which may occur prior to the acceptance of Subscriber's subscription and will promptly send the General Partner written confirmation thereof.

     3. Acceptance of Limited Partnership Agreement and Power of Attorney. I hereby apply to become a limited partner as of the date upon which the sale of my Units becomes effective, and I hereby agree to each and every term of the Limited Partnership Agreement as if my signature were subscribed thereto. I hereby constitute and appoint the General Partner of the Partnership, with full power of substitution, as my true and lawful attorney to execute, acknowledge, file and record in my name, place and stead: (i) an Agreement of Limited Partnership (the "Partnership Agreement") of the Partnership substantially in the form included as an Appendix to the Memorandum; (ii) all certificates and other instruments which the General Partner of the Partnership shall deem appropriate to create, qualify, continue or dissolve the Partnership as a limited partnership in the jurisdictions in which the Partnership may be formed or conduct business; (iii) all agreements amending or modifying the Partnership Agreement that may be appropriate to reflect a change in any provision of the Partnership Agreement or the exercise by any person of any right or rights thereunder not requiring my specific consent, or requiring my consent if such consent has been given, and any other change, interpretation or modification of the Partnership Agreement in accordance with the terms thereof; (iv) such amendments, instruments and documents which the General Partner deems appropriate under the laws of the State of New York or any other state or jurisdiction to reflect any change, amendment or modification of the Partnership Agreement of any kind referred to in subparagraph (iii) hereof; (v) filings with agencies of any federal, state or local governmental unit or of any jurisdiction which the General Partner shall deem appropriate to carry out the business of the Partnership; and (vi) all conveyances and other instruments which the General Partner shall deem appropriate to effect the transfer of my Partnership interest pursuant to the Partnership Agreement or of Partnership assets and to reflect the dissolution and termination of the Partnership. The foregoing appointment (a) is a special power of attorney coupled with an interest, is irrevocable and shall survive my subsequent death, incapacity or disability and
(b) shall survive the delivery of an assignment by me of the whole or any portion of my interest, except that where an assignee of the whole of such interest has been approved by the General Partner for admission to the Partnership as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect such substitution.

     4. Indemnification. I hereby agree to indemnify and hold harmless the Partnership, the General Partner and its affiliated persons from any and all damages, losses, costs and expenses (including reasonable attorneys' fees) which they may incur by reason of any breach by me of the covenants, warranties and representations contained in this Subscription Agreement.

     5. Survival. All representations, warranties and covenants contained in this Subscription Agreement and the indemnification contained in Section 4 shall survive (i) the acceptance of the subscription, (ii) changes in the transactions, documents and instruments described in the Memorandum that are not material, and (iii) the death or disability of the undersigned.

     6. Miscellaneous. This subscription is not revocable by me and constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may not be amended orally. This Agreement shall be construed in accordance with and be governed by the laws of the State of New York.

     7. Employee-Benefit Plans. The undersigned individual,  employer or trustee
who  has   investment   discretion   over   the   assets   of  the   subscribing
employee-benefit plan (the "Fiduciary") represents and agrees as follows:

     (1) Either (a) or (b): (a) neither CGM, the General Partner nor any of their employees, Financial Consultants or affiliates (i) manages any part of the investment portfolio of the subscribing employee-benefit plan (the "Plan"), or
(ii) has an agreement or understanding, written or unwritten, with the Fiduciary under which the Fiduciary regularly receives information, recommendations or advice concerning investments which are used as a primary basis for the Plan's investment decisions and which are individualized to the particular needs of the Plan.

     or (b) The relationship between the Plan and CGM, the General Partner or any of their employees, Financial Consultants or affiliates comes within (i) or
(ii) above with respect to only a portion of the Plan's assets and the investment in the Partnership is being made by the Fiduciary from a portion of Plan assets with respect to which such relationship does not exist.

     (2) Although an CGM account executive or a Financial Consultant may have suggested that the Fiduciary consider the investment in the Partnership, the Fiduciary has studied the Memorandum and has made the investment decision solely on the basis of the Memorandum and without reliance on such suggestion.

     (3) The Plan is in compliance with all applicable Federal regulatory requirements.

     (4) The undersigned Fiduciary acknowledges that it is: independent of CGM, the General Partner and all of their affiliates; capable of making an independent decision regarding the investment of Plan assets; knowledgeable with respect to the Plan in administrative matters and funding matters related thereto, and able to make an informed decision concerning participation in the Partnership.

     (5) The undersigned Fiduciary, if the Plan is an IRA or Keogh account of which CGM is the custodian, hereby directs said custodian as custodian of the Plan to subscribe for the amount indicated under paragraph 1 above. In addition, the Fiduciary represents and confirms that all of the information contained in this Subscription Agreement and relating to the subscribing Plan is complete and accurate.

     Please complete this Subscription Agreement by filling in the blanks and executing it on the following page.

                                 EXECUTION PAGE

I. For Client Use:

A. Subscription Amount: I hereby subscribe for $_____________ (minimum $25,000).

B. Accreditation: Please select one of the following.

1. ___I am an accredited investor under paragraph _______of Exhibit I on page 9.
                                    OR
2. ___ I am an unaccredited investor.

     If  you  selected  #2  above,  please  fill  in the  Prospective  Purchaser
Questionnaire   (Exhibit  IV,  page  14)  and,  if  applicable,   the  Purchaser
Representative Questionnaire (Exhibit IV-1, page 16).

C. 1. Representation: The foregoing statements are complete and accurate as of the date hereof and may be relied upon by the General Partner. I further represent that I will notify the General Partner immediately of any adverse change in any such information and will promptly send the General Partner written confirmation thereof.

     2. Signature: [If Joint Ownership, All Parties Must Sign (if fiduciary, partnership or corporation, indicate capacity of signatory under signature line)]

IN WITNESS WHEREOF, I have executed this Subscription Agreement including Power of Attorney this day of
                       -----------


      ----------------                            ---------------------
         Signature                                      Signature
  (include Title, if applicable)                (include Title, if applicable)



D. Please complete information on the next page.


II. For Branch Use:

         -------------------------------
           Branch Manager - Signature

         -------------------------------
           Branch Manager - Print Name

                                   III. For General Partner's Use:
                                   ACCEPTED:
                                   CITIGROUP MANAGED FUTURES LLC

                                   By:______________________________________
                                   Name:____________________________________
                                   Title:_____________________________________

                                Registration Data





------------------------                   ---------------------------
Name of Limited Partner                        Name of Joint Limited
     (Please Print)                                 Partner (if any)
     (See Note 1 Below)                             (Please Print)




------------------------                     ---------------------------
Residence Street Address                       Mail Address (if different
     (See Note 2 Below)                            than Residence Address)




-------------------------------              -------------------------------
City State Zip Code                              City State Zip Code




---------------------------------
Social Security or
Federal Employer I.D.
Number                                         If Joint Ownership, check one:

                                              / / Joint Tenants with right to
----------------------------------
CGM Account Number                          Survivorship (all parties must sign)

Note 1:  If subscriber is an ERISA           / /  Tenants in Common
plan or account, please so indicate
(e.g.:  "XYZ" Co. Pension Plan", "Dr.
A Keogh Account", "Mr. B IRA Account").      / /  Community Property

                                                   If Fiduciary or
                                                  Corporation, check one:
Note 2:  The address given above must
be the residence address of the Limited       / /  Trust     / /  Partnership
Partner.  Post Office boxes and other
nominee addresses will not be accepted.       / /  Corporation


For Branch Use
FC Instructions:

Enter a ticket for purchase amount using security #8955562 and route through IOI.

See front cover for mailing instructions of Subscription Agreement.

                                    Exhibit I

     "Accredited investor" shall mean any person who comes within any of the following categories, or who the issuer reasonably believes comes within any of the following categories, at the time of the sale of the securities to that person:

     (1) Any bank as defined in section 3(a)(2) of the Act; any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity or any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; insurance company as defined in section 2(13) of the Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

     (2) Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

     (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, any corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     (4) Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

     (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

     (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     (7) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii);

     (8) Any entity in which all of the equity owners are accredited investors.

                                   EXHIBIT II

                           FOR ARKANSAS INVESTORS ONLY

                      SUPPLEMENT TO SUBSCRIPTION AGREEMENT


     Smith Barney Potomac Futures Fund L.P. (the "Partnership") will rely on the following information for the purpose of determining whether individuals subscribing for limited partnership interests in the Partnership ("Interests") who are Arkansas investors, or entities subscribing for Interests which have their primary place of business in Arkansas, meet the standards for securities sold in reliance upon the exemption set forth in Arkansas Code of 1987 Annotated, as amended, Section 23-402-504. ALL INFORMATION CONTAINED IN THIS SUPPLEMENT WILL BE TREATED CONFIDENTIALLY; provided, however, that the Supplement may be presented to such parties as the Partnership deems appropriate if it is called upon to establish that the proposed offer and sale of the Interests meet the requirements of applicable securities laws.


Please indicate below whether Subscriber comes within the following categories:

          (a) A bank, insurance company, investment company (as defined in the Investment Company Act of 1940), business development company, or small business investment company, or any employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, either administered by a bank, insurance company or registered investment adviser or with total assets
                  in excess of $5,000,000       Yes     No
                                                    ---     ---

          (b)     A private business development company as defined
                  in Section 202(a)(22) of the Investment Advisers Act
                  of 1940                      Yes     No
                                                  ----   ------

          (c) A non-profit organization described in Section 501(c)(3) of the Internal Revenue Code with total assets in excess
                  of $5,000,000                Yes     No
                                                   ---     ---

          (d) A director, executive officer or general partner of the Partnership or a director, executive officer or general partner of a general partner of the Partnership
                                                Yes     No
                                                   ---     ---

          (e) Subscriber is purchasing at least $150,000 of Interests and Subscriber's net worth*, or joint net worth with spouse, exceeds five (5) times the amount Subscriber proposes to purchase
                                                Yes     No
                                                   ---     ---

          (f) A natural person whose net worth, individually, or jointly with spouse, exceeds $1,000,000
                                                 Yes     No
                                                    ---     ---

          (g) A natural person who had individually, and not jointly with spouse, income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year
                                                  Yes       No
                                                     -----     ------

          (h) An entity in which all of the equity owners are accredited investors under paragraphs (a), (b), (c), (d), (f) or (g) above
                                                  Yes     No
                                                     ---     ---

         Subscriber represents that the information contained herein is complete and accurate and may be relied upon by the Partnership and agrees to notify the Partnership if the answer to any item changes from "Yes" to "No" prior to being admitted as a Limited Partner of the Partnership.


     IN WITNESS WHEREOF, Subscriber has executed this Supplement and declares that it is truthful and correct.


Dated:                                       ___________________________________
       -------------
                                                       (Signature)

                                             -----------------------------------
                                                       (Print Name)





*"Net worth" for the purpose of this question includes only (i) cash, (ii) securities for which market quotations are readily available, and (iii) an unconditional obligation to pay cash or securities for which market quotations are readily available, which obligation is to be discharged within five years of Subscriber's purchase of Interests.

                                   Exhibit III

                           FOR ILLINOIS INVESTORS ONLY

                                  SUPPLEMENT TO

                             SUBSCRIPTION AGREEMENT


Smith Barney Potomac Futures Fund L.P. (the "Partnership") will rely on the following information for the purpose of determining whether individuals subscribing for limited partnership interests in the Partnership ("Interests") who are Illinois investors, or entities subscribing for Interests which have their primary place of business in Illinois, meet the standards for securities sold in reliance upon the exemption set forth in Illinois Laws, as amended,
Section 4.G. ALL INFORMATION CONTAINED IN THIS SUPPLEMENT WILL BE TREATED CONFIDENTIALLY; provided, however, that the Supplement may be presented to such parties as the Partnership deems appropriate if it is called upon to establish that the proposed offer and sale of the Interests meet the requirements of applicable securities laws.


Please check any of the following categories that apply to Subscriber:

 ----(a) A corporation, bank, savings bank, savings institution, trust company, insurance company, building and loan association, dealer, pension fund or pension trust, employees' profit sharing trust, other financial institution or institutional investor, any government or political subdivision or instrumentality thereof, whether the purchaser is acting for itself or in some fiduciary capacity; or a partnership or other association engaged as a substantial part of its business or operations in purchasing or holding securities; or a trust in respect of which a bank or trust company is trustee or co-trustee; or an entity in which at least 90% of the equity is owned by persons described under paragraphs (a), (b), (d) or (e); or an employee benefit plan within the meaning of Title I of the Federal ERISA Act if
          (i) the investment  decision is made by a plan fiduciary as defined in
          Section 3(21) of the Federal ERISA Act and such plan fiduciary is either a bank, insurance company, registered investment adviser or an investment adviser registered under the Federal 1940 Investment Advisers Act, or (ii) the plan has total assets in excess of $5,000,000, or (iii) in the case of a self-directed plan, investment decisions are made solely by persons that are described under paragraphs (a), (b), (d) or (e)

-----(b) A director, executive officer or general partner of the Partnership or a director, executive officer or general partner of a general partner of the Partnership

-----(c)  Subscriber  is   purchasing   at  least   $150,000  of  Interests  and
          Subscriber's net worth*, or joint net worth with spouse,  exceeds five
          (5) times the amount Subscriber proposes to purchase

 ----(d) A natural person whose net worth, individually, or jointly with spouse, exceeds $1,000,000

-----(e) A natural person who had individually, and not jointly with spouse, income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year

 ----(f) A person that is not an individual and in which 90% of the equity interest is owned by persons who meet either of the tests set forth in paragraphs (d) and (e) above


Subscriber represents that the information contained herein is complete and accurate and may be relied upon by the Partnership and agrees to notify the Partnership if the answer to any item changes from "Yes" to "No" prior to being admitted as a Limited Partner of the Partnership.

IN WITNESS WHEREOF, Subscriber has executed this Supplement and declares that it is truthful and correct.


Dated:                                        __________________________________
       -------------
                                                        (Signature)



                                              ----------------------------------
                                                        (Print Name)

*"Net worth" for the purpose of this question includes only (i) cash, (ii) securities for which market quotations are readily available, and (iii) an unconditional obligation to pay cash or securities for which market quotations are readily available, which obligation is to be discharged within five years of Subscriber's purchase of Interests.

                                   EXHIBIT IV
                       Prospective Purchaser Questionnaire
                   [To be completed by unaccredited investors]

The purpose of this Questionnaire is to determine whether you meet the standards imposed by Regulation D promulgated under the Securities Act of 1933, since the Units have not been and will not be registered under that Act and are being sold in reliance upon the exemption provided by Section 4(2) of that Act. Please complete these questions as thoroughly as possible.

     (i) I have a net worth (exclusive of home, furnishings and automobiles) either individually or jointly with my spouse of at least three times my investment in the Partnership.
                                            Yes      No
                                               ----    ------

     (ii) My gross income for each of the past two years and my projected gross income for the current year is not less than three times my investment in the Partnership.
                                           Yes        No
                                               -----     ------

     (iii)In the space below, please provide information regarding other types of investments which you have made during the last five years:

(Check if applicable)

Stocks                            Limited Partnership Interests:     _________
             --------------
Bonds                             Real Estate                        _________
             --------------
Mutual Funds                      Oil and Gas                        _________
             --------------
Commodities                       Equipment                          _________
             --------------
Options                           Other (specify)                    _________
             --------------

     (iv) Please indicate below the highest educational degree you hold.



     (v) Describe below your principal business activities during the last five years and provide any additional information which would evidence your ability to evaluate the merits and risks of investing in the Partnership.

     (vi) If you cannot demonstrate to the General Partner's satisfaction that you have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of investment in the Partnership (e.g., you are a lawyer or accountant or you have sufficient prior investment of business experience), you must seek advice from a Purchaser Representative.

     In evaluating the merits and risks of this investment, will you seek the advice of any other person?
                           Yes          No
                              ----        ------

     If YES, please identify below each such person and indicate his business address and telephone number and have him complete and return one copy of the Purchaser Representative Questionnaire accompanying this Subscription Agreement.



     If YES, has your Purchaser Representative disclosed to you whether or not any material relationship (that he has with the Partnership or any of its affiliates) exists and whether or not he expects to receive any compensation from the Partnership or its affiliates as a result of this sale?

                            Yes       No
                              ----       ----

                                  EXHIBIT IV-1

                   Questionnaire for Purchaser Representatives
                [For unaccredited investors only, if applicable]


                     Smith Barney Potomac Futures Fund L.P.
                               (the "Partnership")



THIS QUESTIONNAIRE IS TO BE COMPLETED AND DELIVERED TO THE GENERAL PARTNER OF THE PARTNERSHIP PRIOR TO THE DETERMINATION BY THE GENERAL PARTNER WHETHER OFFERS FOR SUBSCRIPTIONS FOR UNITS OF LIMITED PARTNERSHIP INTEREST MAY BE ACCEPTED
FROM:

         ________________________________(THE "INVESTOR").
             (Fill in name of investor)


                                  INSTRUCTIONS

This Questionnaire is being given to each person who has been designated as a "purchaser representative" by an individual who has expressed an interest in purchasing Units in the Partnership. The purpose of this Questionnaire is to determine whether you are qualified to act as a purchaser representative (as that term is defined in Regulation D under the Securities Act of 1933) since the Units have not been and will not be registered under that Act and are being sold in reliance upon an exemption contained in the Act.

Please contact Citigroup Managed Futures LLC, the General Partner of the Partnership, at 399 Park Avenue - 7th floor, New York, New York 10022, telephone number (212) 559-2011, if you have any questions in answering this Questionnaire.

Your answers will, at all times, be kept strictly confidential. However, you agree that, should the investor whom you are representing agree to purchase a Unit, the Partnership may present this Questionnaire to such parties as it deems appropriate in order to insure itself that the offer and sale of Units in the Partnership to such investor will not result in the loss of the exemption from registration under the Act which is being relied upon by the Partnership in connection with the sale of the Units.

Please complete this Questionnaire as thoroughly as possible and sign, date and return one copy to the General Partner at the above address. Attach additional pages if necessary to fully answer any question.

If the answer to any question is "None" or "Not applicable", please so state.



Name of Purchaser
Representative:
                                ---------------------------------------

Name of Represented Investor:

                                ---------------------------------------

Your Business
Address:
                                ---------------------------------------

Your Occupation:

                                ---------------------------------------

Your Bus. Tel. No.:
                                ---------------------------------------



     1. Have you received and reviewed the Private Placement Offering Memorandum and Disclosure Document (as supplemented from time to time) with regard to the offering of interests in the Partnership which has previously been delivered to the investor?

                  Yes ____          No ____

     2(a). Describe principal business positions you have held during the last five years, or since graduation from college, whichever is the shorter period. Please be specific listing dates of employment and if possible provide us with telephone numbers where previous employers can be contacted:





                   (b). Describe any other business, financial or investment experience that would help you to evaluate the merits and risks of an investment in the Partnership:





                   (c). Have you had experience in advising investors with respect to similar investments in the past?
                  Yes ____          No____

     If you have answered "yes" to this question, please describe briefly such experience indicating amounts you have caused to be invested, number of offerings you have reviewed and their names if possible.

     3(a). Please place ONE check mark next to the space which indicates the HIGHEST level of education you have completed; on the lines following, PLEASE DESCRIBE IN DETAIL any business or professional education you have received, listing names of schools, degrees received and dates of attendance.

     ___Completed College, awarded degree, B.A., B.S. or equivalent

     ___Some Postgraduate Education

     ___Two years of Postgraduate Training, awarded M.A. or equivalent

     ___Completed Postgraduate Training and received Ph.D. (list date degree obtained and awarding school)

     ___Professional School, awarded J.D., or M.B.A. (list date degree obtained and awarding school)

     Other (PLEASE EXPLAIN IN DETAIL YOUR EDUCATIONAL BACKGROUND AND LIST DATES OF ATTENDANCE AND NAMES OF SCHOOLS)




     (b). List any professional licenses or registrations held by you; if none are held please note this in writing on the space provided below:


     (c). Are you  registered as a  broker-dealer  within your state?
                     Yes     No
                        ----    ----

     (d). Are you registered as an investment advisor in your state?
                    Yes      No
                        ----    -----

     (e). List all memberships in professional organizations; if you belong to no professional organizations please indicate this on the space provided below:




     4(a).In  advising  the  investor,  will  you  be  relying  in  part  on the investor's own expertise in certain areas?
                     Yes        No
                       ---          ---

     (b). If yes, please state the basis for your reliance, i.e., number of deals you know this investor has invested in, amounts invested and the dates of these previous investments. Please note that what is sought here is not a reference to the general soundness of the business judgment of the investor but rather a specific basis for relying upon the investor's own expertise:

     (c). In advising the investor, will you be relying in part on the expertise of an additional Purchaser Representative?
                     Yes     No
                        ---     ---

NOTE: YOU MAY NOT RELY ON AN ADDITIONAL PURCHASER REPRESENTATIVE UNLESS EACH ADDITIONAL PURCHASER REPRESENTATIVE HAS COMPLETED A QUESTIONNAIRE AND HAS BEEN ACKNOWLEDGED BY THE INVESTOR TO BE HIS PURCHASER REPRESENTATIVE.

     (d). If the answer to (c) is "yes," please list the name and address of any additional Purchaser Representative:







     5(a).Have you ever been convicted in a criminal proceeding, or are you the subject of a criminal proceeding which is presently pending (except for traffic violations)?
                                Yes _____  No ____

     (b). Have you ever been the subject of any order, judgment or decree enjoining, barring or suspending you from acting as an investment advisor, broker or dealer or from engaging in any practice in connection with the purchase or sale of any security?
                       Yes _______        No___

     (c). If the answer to either (a) or (b) is "yes," please explain:







     6(a).Do you or any of your  affiliates  have,  with the General  Partner or any of its affiliates 1, any relationship, that a reasonable investor might consider important, in making their decision as to whether or not to designate you as their Purchaser Representative (i.e. a "material" relationship within the meaning of Regulation D)?
                       Yes ____         No ____

     (b). Is such a material relationship contemplated?
                       Yes ____          No___

     (c). Has such a material  relationship  existed  during the past two years?
                           Yes No___

NOTE: THE RECEIPT OF ANY SALES COMMISSION WITH RESPECT TO THE INVESTOR'S PURCHASE OF UNITS CONSTITUTES COMPENSATION TO BE RECEIVED AS A RESULT OF A MATERIAL RELATIONSHIP.

     (d). If the answer to (a), (b) or (c) is "yes," please describe your relationship to the Partnership and indicate the amount of compensation you have received or you expect to receive as a result of this relationship:






     (e). Was the information, if any, set forth in response to 6(d) above, disclosed in writing to the proposed investor, prior to his acknowledgement that you are to act as his Purchaser Representative in connection with this investment?
                                         Yes    No
                                           ----    ----

     (f) Are you an affiliate, officer, director or employee of either the Partnership or its General Partner?
                                         Yes     No
                                           ---     ----
1 The term "affiliate" of a person means a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with such person.

     I understand that the Partnership as well as the investor will be relying on the accuracy and completeness of my responses to the foregoing questions, and I hereby represent and warrant to the Partnership as follows:

          (i) The answers to the above questions are complete and correct and may be relied upon by the Partnership in determining whether the offering in connection with which I have executed this Questionnaire is exempt from registration under the Securities Act of 1933 and also by the investor in determining my suitability to be his advisor in connection with his possible investment in the Partnership;

          (ii) I will notify the Partnership immediately of any material change in any statement made herein occurring prior to the closing of the purchase by the above-named investor of any interest in the Partnership.

          (iii) If I have not checked "yes" in answer to question 6(a), 6(b) or 6(c) I have no "material relationship" as that term is defined in Regulation D, and if I have not checked "yes" in answer to question 6(f), I am not an affiliate, officer, director or employee of either the Partnership or of the General Partner, or any of their affiliates, nor am I a direct or beneficial owner of 10% or more of any class of the equity securities of the General Partner or any of its affiliates.

          (iv) I personally (or, if I have checked "yes" in answer to question 4(a) or (b) above, together with the investor or the additional Purchaser Representative or Purchaser Representatives indicated above) have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the investor's prospective investment in the Partnership.

IN WITNESS WHEREOF, I have signed this Questionnaire this____ day of ____, ____.




                                               --------------------------------
                                                               (Signature)

                                               --------------------------------
                                                              (Print Name)

EXHIBIT 10.5
                            Form of Renewal Agreement
                       Smith Barney Futures Management LLC
                         388 Greenwich Street, 7th Floor
                          New York, New York 10013-2396



June 22, 1997



Campbell & Company, Inc.
Court Tower Building, Towson
210 West Pennsylvania Avenue
Suite 770
Baltimore, MD 212104

Attn: Ms. Terry Livesey

         Re:      Management Agreement Renewals
                  Smith Barney Potomac Futures  Fund L.P.


Dear Ms. Livesey:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the "Management Agreement"). We would like to extend the term of the Management Agreement through June 30, 1997 and all other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above or fax to 212-723-8985. If you have any questions I can be reached at 212-723-5416.



Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT LLC


By:
         Daniel A. Dantuono
         Chief Financial Officer,
         Director & Treasurer

AGREED AND ACCEPTED
CAMPBELL & CO. INC.


By:
Print Name:  Theresa D. Livesey

EXHIBIT 10.6

                       Smith Barney Futures Management LLC
                         388 Greenwich Street, 7th Floor
                          New York, New York 10013-2396



June 22, 1998



Campbell & Co. Inc.
210 West Pennsylvania Avenue
Baltimore, MD 212104

Attn: Ms. Terry Livesey

         Re:      Management Agreement Renewal
                  Smith Barney Potomac Futures  Fund L.P.


Dear Ms. Livesey:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the "Management Agreement"). We would like to extend the term of the Management Agreement through June 30, 1999 and make the atthaced modification on Rider 1. All other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above or fax to 212-723-8985. If you have any questions I can be reached at 212-723-5416.



Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT LLC


By: /s/  Daniel A. Dantuono
         Daniel A. Dantuono
         Chief Financial Officer,
         Director & Treasurer

AGREED AND ACCEPTED
CAMPBELL & CO. INC.


By:    /s/   Theresa D.  Livesey

Print Name:  Theresa D. Livesey
             Chief Financial Officer
             Campbell & Co. Inc.

                                    RIDER I


     (1) The Advisor further agrees that it will instruct Smith Barney to convert foreign currency balances (nor required to margin positions denominated in a foreign currency) to U.S. dollars no less frequently than monthly. Instruction will take the form of a fax transmitted monthly specifying the account name and number using the following language:

          "Please convert all foreign currency balances for the account(s) specified above that are not required to margin position denominated in the foreign currency to U.S. dollars."

     (2) The Advisor's performance tables have been examined by an independent certified public accountant and the report thereon has been provided to SBFM. The Advisor will have its performance tables examined no less frequently than annually during the term of this Agreement.

     (3) The Advisor may terminate the Management Agreement at any time, upon 30 days prior notice to SBFM.

EXHIBIT 10.7

                       Smith Barney Futures Management LLC
                         388 Greenwich Street, 7th Floor
                          New York, New York 10013-2396







June 1, 1999



Campbell & Co. Inc.
210 West Pennsylvania Avenue
Baltimore, MD 212104

Attn: Ms. Terry Livesey

         Re:      Management Agreement Renewal
                  Smith Barney Potomac Futures  Fund L.P.


Dear Ms. Livesey:

We are writing with respect to your management agreement concerning the commodity pool to which reference is made above (the "Management Agreement"). We would like to extend the term of the Management Agreement through June 30, 2000 and all other provisions of the Management Agreement will remain unchanged.

Please indicate your agreement to and acceptance of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above or fax to 212-723-8985. If you have any questions I can be reached at 212-723-5416.



Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT LLC


By: /s/  Daniel A. Dantuono
         Daniel A. Dantuono
         Chief Financial Officer,
         Director & Treasurer

AGREED AND ACCEPTED
CAMPBELL & CO. INC.


By:    /s/   Theresa D.  Livesey

Print Name:  Theresa D. Livesey
             Chief Financial Officer
             Campbel & Company, Inc.

EXHIBIT 10.8

                      Smith Barney Futures Management LLC
                         388 Greenwich Street, 7th Floor
                          New York, New York 10013-2396






May 31, 2000



Campbell & Company, Inc.
Court Tower Building, Towson
210 West Pennsylvania Avenue
Suite 770
Baltimore, MD 212104


Attn: Mrs. Theresa D. Becks

         Re:      Management Agreement Renewals

Dear Mrs. Becks:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2001 and all other provisions of the Management Agreements will remain unchanged.

o        Smith Barney Potomac Futures  Fund L.P.
o        Smith Barney Diversified Futures Fund L.P.
o        Smith Barney Global Markets Futures Fund
o        Smith Barney Diversified Futures Fund L.P. II
o        Smith Barney Campbell F.M. and Energy Fund plc
o        Smith Barney Global Diversified Futures Fund L.P.
o        Smith Barney Diversified 2000 Futures Fund L.P.


Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel Dantuono at the address above or fax to 212-723-8985. If you have any questions I can be reached at 212-723-5416.

Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT LLC


By:  /s/ Daniel Dantuono
         Daniel Dantuono
         Chief Financial Officer,
         Director & Treasurer


CAMPBELL & COMPANY, INC.


By:      /s/ Bruce Cleland

Print Name:   Bruce Cleland

EXHIBIT 10.9

                       Smith Barney Futures Management LLC
                         388 Greenwich Street, 7th Floor
                          New York, New York 10013-2396






June 11, 2001



Campbell & Company, Inc.
Court Tower Building, Towson
210 West Pennsylvania Avenue
Suite 770
Baltimore, MD 212104


Attn: Mrs. Theresa D. Becks

         Re:      Management Agreement Renewals

Dear Mrs. Becks:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2002 and all other provisions of the Management Agreements will remain unchanged.

o        Smith Barney Potomac Futures  Fund L.P.
o        Smith Barney Diversified Futures Fund L.P.
o        Smith Barney Global Markets Futures Fund
o        Smith Barney Diversified Futures Fund L.P. II
o        Smith Barney Campbell F.M. and Energy Fund plc
o        Smith Barney Global Diversified Futures Fund L.P.
o        Smith Barney Diversified 2000 Futures Fund L.P.


Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-723-8985. If you have any questions I can be reached at 212-723-5435.

Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT LLC


By:  /s/ Daniel R. McAuliffe, Jr.
         Daniel R. McAuliffe, Jr.
         Chief Financial Officer & Director


CAMPBELL & COMPANY, INC.


By:      /s/ Theresa  D. Becks

Print Name:   Theresa D. Becks
              Chief Financial Officer
              Campbell & Company, Inc.

EXHIBIT 10.10
                       Smith Barney Futures Management LLC
                         388 Greenwich Street, 7th Floor
                          New York, New York 10013-2396






June 11, 2002



Campbell & Company, Inc.
Court Tower Building, Towson
210 West Pennsylvania Avenue
Suite 770
Baltimore, MD 212104


Attn: Mrs. Theresa D. Becks

         Re:      Management Agreement Renewals

Dear Mrs. Becks:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2003 and all other provisions of the Management Agreements will remain unchanged.

o        Smith Barney Potomac Futures  Fund L.P.
o        Smith Barney Diversified Futures Fund L.P.
o        Smith Barney Diversified Futures Fund L.P. II
o        Smith Barney Global Markets Futures Fund
o        Smith Barney Global Diversified Futures Fund L.P.
o        Smith Barney Diversified 2000 Futures Fund L.P.
o        Smith Barney Campbell F.M. and Energy Fund plc
o        AURORA 2001


Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-723-8985. If you have any questions I can be reached at 212-723-5435.

Very truly yours,

SMITH BARNEY FUTURES MANAGEMENT LLC


By:  /s/ Daniel R. McAuliffe, Jr.
         Daniel R. McAuliffe, Jr.
         Chief Financial Officer & Director


CAMPBELL & COMPANY, INC.


By:  /s/ Theresa D. Becks

Print Name: Theresa D. Becks
            Chief Financial Officer
            Campbell & Comapny, Inc.

EXHIBIT 10.11

                          Citigroup Managed Futures LLC
                           399 Park Avenue, 7th Floor
                            New York, New York 10022







June 13, 2003



Campbell & Company, Inc.
Court Tower Building, Towson
210 West Pennsylvania Avenue
Suite 770
Baltimore, MD 212104

Attn: Mrs. Theresa D. Becks

         Re:      Management Agreement Renewals

Dear Mrs. Becks:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the "Management Agreements"). We are extending the term of the Management Agreements through June 30, 2004 and all other provisions of the Management Agreements will remain unchanged.

o        Smith Barney Potomac Futures  Fund L.P.
o        Smith Barney Diversified Futures Fund L.P.
o        Smith Barney Diversified Futures Fund L.P. II
o        Smith Barney Global Markets Futures Fund L.P.
o        Smith Barney Global Diversified Futures Fund L.P.
o        Salomon Smith Barney Diversified 2000 Futures Fund L.P.
o        Smith Barney Campbell F.M. and Energy Fund plc
o        AURORA 2001
o        AURORA III

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Daniel McAuliffe at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5043.

Very truly yours,

CITIGROUP MANAGED FUTURES LLC



By: /s/  Daniel R. McAuliffe, Jr.
         Daniel R. McAuliffe, Jr.
         Chief Financial Officer & Director


CAMPBELL & COMPANY, INC.


By:      /s/ Theresa D. Becks

Print Name:  Theresa D. Becks

EXHIBIT 16


April 30, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Smith Barney Potomac Futures Fund L.P.

Commissioners:

We have read the statements made by Citigroup Managed Futures (copy attached), which we understand will be filed with the Commission, pursuant to Item 14 of Form 10, as part of the Fund's Form 10 dated April 30, 2004. We agree with the statements concerning our Firm in such Form 10.

Very truly yours,

/s/PricewaterhouseCoopersLLP
   PricewaterhouseCoopers LLP

EXHIBIT 99.1

                           To the Limited Partners of
                     Smith Barney Potomac Futures Fund L.P.

To the best of the knowledge and belief of the undersigned, the information contained herein is accurate and complete.





By: /s/ Daniel R. McAuliffe, Jr.
        Daniel R. McAuliffe, Jr.
        Chief Financial Officer and Director
        Citigroup Managed Futures LLC
        General Partner, Smith Barney
        Potomac Futures Fund L.P.


Citigroup Managed Futures LLC
399 Park Avenue
7th Floor
New York, N.Y. 10022
212-559-2011

                          Independent Auditors' Report

To the Partners of
   Smith Barney Potomac Futures Fund L.P.:

We have audited the accompanying statements of financial condition of Smith Barney Potomac Futures Fund L.P. (the Partnership), including the condensed schedules of investments as of December 31, 2003 and 2002, and the related statements of income and expenses, and partners' capital for the years then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits. The statements of income and expenses and partners' capital of the Partnership for the year ended December 31, 2001 were audited by other auditors whose report dated February 28, 2002 expressed an unqualified opinion on those statements.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smith Barney Potomac Futures Fund L.P. as of December 31, 2003 and 2002, and the results of its operations and its partners' capital for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP
    New York, New York
    February 27, 2004

                         Report of Independent Auditors

To the Partners of
   Smith Barney Potomac Futures Fund L.P.:

In our opinion, the accompanying statements of income and expenses and partners' capital present fairly, in all material respects, the results of Smith Barney Potomac Futures Fund L.P.'s operations for the year ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the management of the General Partner; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these financial statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the management of the General Partner, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
    PricewaterhouseCoopers LLP
    New York, New York
    February 28, 2002

                     Smith Barney Potomac Futures Fund L.P.
                        Statements of Financial Condition
                           December 31, 2003 and 2002

                                                                        2003                  2002
                                                                    ------------          ------------
Assets:
Equity in commodity futures trading account:
   Cash (restricted $12,244,698 and 4,947,272 in 2003 and
    2002, respectively) (Note 3c)                                   $ 99,381,393           $53,306,787
   Net unrealized appreciation on open futures positions               4,672,048             2,184,944
   Unrealized appreciation on open forward contracts                          --                60,345
                                                                    ------------          ------------
                                                                     104,053,441            55,552,076
Interest receivable (Note 3c)                                             59,064                43,723
                                                                    ------------          ------------
                                                                    $104,112,505           $55,595,799
                                                                    ============           ===========


Liabilities and Partners' Capital:
Liabilities:
  Unrealized depreciation on open forward contracts                 $         --               $71,181
  Accrued expenses:
   Commissions (Note 3c)                                                 574,758               306,526
   Management fees (Note 3b)                                             175,717                93,675
   Incentive fees (Note 3b)                                              594,066                    --
   Professional fees                                                      81,808                66,175
   Other                                                                   9,400                 4,440
  Redemptions payable (Note 5)                                           340,328               191,144
                                                                    ------------          ------------
                                                                       1,776,077               733,141
                                                                    ------------          ------------
Partners' capital (Notes 1 and 5):
  General Partner, 484.2302 and 271.9714 Unit equivalents
   outstanding in 2003 and 2002, respectively                            791,542               379,204
  Limited Partners, 62,120.5159 and 39,076.4684 Redeemable
   Units of Limited Partnership Interest outstanding in 2003
   and 2002, respectively                                            101,544,886            54,483,454
                                                                    ------------          ------------
                                                                     102,336,428            54,862,658
                                                                    ------------          ------------
                                                                    $104,112,505           $55,595,799
                                                                    ============           ===========


See accompanying notes to financial statements.

                     Smith Barney Potomac Futures Fund L.P.
                        Condensed Schedule of Investments
                                December 31, 2003

Sector                                Contract                                Fair Value
------                                --------                                -----------
Currencies
                                      Futures contracts purchased 5.40%        $5,520,628
                                      Futures contracts sold (2.40)%           (2,454,608)
                                                                              -----------
  Total Currencies 3.00%                                                        3,066,020
                                                                              -----------

Total Energy 0.50%                    Futures contracts purchased 0.50%           515,673
                                                                              -----------

Total Interest Rates U.S. (0.14)%     Futures contracts purchased (0.14)%        (146,125)
                                                                              -----------

Interest Rates Non-U.S
                                      Futures contracts purchased (0.06)%         (57,653)
                                      Futures contracts sold (0.11)%             (117,205)
                                                                              -----------
  Total Interest Rates Non-U.S. (0.17)%                                          (174,858)
                                                                              -----------

Total Indices 1.38%                   Futures contracts purchased 1.38%         1,411,338
                                                                              -----------

Total Fair Value 4.57%                                                         $4,672,048
                                                                              ===========


                                           Investments               % of Investments
Country Composition                       at Fair Value                at Fair Value
--------------------------              --------------                ---------------
Canada                                     $   10,640                      0.23%
Germany                                       319,577                      6.84
Japan                                             240                      0.00*
Spain                                          88,872                      1.90
United Kingdom                                254,985                      5.46
United States                               3,997,734                     85.57
                                          ------------                   --------
                                           $4,672,048                    100.00%
                                          ===========                    =======

Percentages are based on Partners' capital unless otherwise indicated
* Due to rounding
See accompanying notes to financial statements

                     Smith Barney Potomac Futures Fund L.P.
                        Condensed Schedule of Investments
                                December 31, 2002

                                Number of
Sector                          Contracts        Contract                                              Fair Value
------                          ---------        --------                                              ----------
Currencies                                       Unrealized appreciation on forward positions 0.11%       $57,851
                                                 Unrealized depreciation on forward positions (0.11)%     (57,851)
                                                                                                       ----------
                                                                                                               --

                                                 Futures contracts sold (3.13%)                        (1,717,443)
                                                 Futures contracts purchased 5.50%
                               507 IMM EURO       IMM EURO FX March 2003 4.16%                          2,281,937
                                                  Other 1.34%                                             736,215
                                                                                                      -----------
                                                 Total futures contracts 2.37%                          1,300,709
                                                                                                      -----------
  Total Currencies 2.37%                                                                                1,300,709
                                                                                                      -----------

Total Energy (0.21)%                             Futures contracts purchased (0.21)%                     (116,536)
                                                                                                      -----------

Total Interest Rates U.S. 0.37%                  Futures contracts purchased 0.37%                        205,030
                                                                                                      -----------

Total Interest Rates Non-U.S. 0.93%              Futures contracts purchased 0.93%                        510,231
                                                                                                      -----------

Metals                                           Futures contracts purchased 0.36%                        195,470

                                                 Unrealized appreciation on forward positions 0.00%*        2,494

                                                 Unrealized depreciation on forward positions (0.02)%     (13,330)
                                                                                                      -----------

  Total Metals 0.34%                             Total forward contracts (0.02)%                          (10,836)
                                                                                                      -----------
                                                                                                          184,634
                                                                                                      -----------
Indices
                                                 Futures contracts purchased (0.05)%                      (27,506)
                                                 Futures contracts sold 0.21%                             117,546
                                                                                                      -----------
  Total Indices 0.16%                                                                                      90,040
                                                                                                      -----------

Total Fair Value 3.96%                                                                                 $2,174,108
                                                                                                      ===========
                                                    Investments              % of Investments
Country Composition                                at Fair Value              at Fair Value
--------------------                               --------------              -------------
Canada                                              $    8,430                      0.39%
Germany                                                272,935                     12.55
Hong Kong                                               25,415                      1.17
Japan                                                  148,925                      6.85
Spain                                                  (19,276)                    (0.89)
United Kingdom                                         103,408                      4.76
United States                                        1,634,271                     75.17
                                                     ---------                    ------
                                                    $2,174,108                    100.00%
                                                    ==========                    ======

Percentages are based on Partners' capital unless otherwise indicated
* Due to rounding
See accompanying notes to financial statements

                     Smith Barney Potomac Futures Fund L.P.
                        Statements of Income and Expenses
              for the years ended December 31, 2003, 2002 and 2001

                                                     2003            2002         2001
                                                   -------         --------     -----------
Income:
 Net gains on trading of commodity interests:
  Realized gains on closed positions and foreign
   currencies                                      $17,180,183   $ 7,693,514   $   530,476
  Change in unrealized gains on open positions       2,497,940     1,340,365       372,692
                                                   -----------   -----------   -----------
                                                    19,678,123     9,033,879       903,168
 Interest income (Note 3c)                             592,252       432,817       258,886
                                                   -----------   -----------   -----------
                                                    20,270,375     9,466,696     1,162,054
                                                   -----------   -----------   -----------
Expenses:
 Brokerage commissions including clearing fees
  of $143,818, $83,631 and $28,825, respectively
  (Note 3c)                                          5,141,634     2,393,869       714,031
 Management fees (Note 3b)                           1,513,837       697,460       206,320
 Incentive fees (Note 3b)                            2,325,768     1,281,597       107,026
 Professional fees                                      98,551       102,151       151,922
 Other expenses                                          9,467        12,829         6,267
                                                   -----------   -----------   -----------
                                                     9,089,257     4,487,906     1,185,566
                                                   -----------   -----------   -----------
Net income (loss)                                  $11,181,118   $ 4,978,790   $   (23,512)
                                                   ===========   ===========   ===========

Net income (loss) per Redeemable Unit of Limited
 Partnership Interest and General Partner Unit
 equivalent (Notes 1 and 6)                          $  240.36     $  142.51      $  (5.15)
                                                   ===========   ===========   ===========

See accompanying notes to financial statements.

                              Smith Barney Potomac
                                Futures Fund L.P.
                         Statements of Partners' Capital
              for the years ended December 31, 2003, 2002 and 2001

                                                       Limited          General
                                                      Partners          Partner           Total
                                                      --------         ---------       -----------
Partners' capital at December 31, 2000            $   7,236,353         $ 92,168      $ 7,328,521
Net loss                                                (22,903)            (609)         (23,512)
Sale of 8,697.0555 Redeemable Units of Limited
 Partnership Interest and General Partner
 contribution representing 66.1217 Unit equivalents  10,886,000           83,000       10,969,000
Redemption of 674.1088 Redeemable Units
 of Limited Partnership Interest                       (849,819)              --         (849,819)
                                                  -------------    -------------    -------------
Partners' capital at December 31, 2001               17,249,631          174,559       17,424,190
Net income                                            4,932,145           46,645        4,978,790
Sale of 32,280.3008 Redeemable Units of Limited
 Partnership Interest and General Partner
 contribution representing 132.5215 Unit equivalents 41,923,000          158,000       42,081,000
Redemption of 6,984.0027 Redeemable Units
 of Limited Partnership Interest                     (9,621,322)              --       (9,621,322)
                                                  -------------    -------------    -------------
Partners' capital at December 31, 2002               54,483,454          379,204       54,862,658
Sale of 37,057.5971 Redeemable Units of Limited
 Partnership Interest and General Partner
 contribution representing 212.2588 Unit equivalents 57,948,000          325,000       58,273,000
Redemption of 14,013.5496 Redeemable Units
 of Limited Partnership Interest                    (21,980,348)              --      (21,980,348)
Net income                                           11,093,780           87,338       11,181,118
                                                  -------------    -------------    -------------
Partners' capital at December 31, 2003            $ 101,544,886        $ 791,542    $ 102,336,428
                                                   ============        ==========     ============

See accompanying notes to financial statements.

                              Smith Barney Potomac
                                Futures Fund L.P.
                          Notes to Financial Statements

1.  Partnership Organization:

     Smith Barney Potomac Futures Fund L.P. (the "Partnership") is a limited partnership which was organized on March 14, 1997 under the partnership laws of the State of New York to engage in the speculative trading of a diversified portfolio of commodity interests including futures contracts, options and forward contracts. The commodity interests that are traded by the Partnership are volatile and involve a high degree of market risk. The Partnership was authorized to sell an unlimited number of redeemable units of Limited Partnership Interest ("Redeemable Units") during its initial offering period. The Partnership continues to offer Redeemable Units.

     Citigroup Managed Futures LLC, formerly Smith Barney Futures Management LLC, acts as the general partner (the "General Partner") of the Partnership. The Partnership's commodity broker is Citigroup Global Markets Inc. ("CGM"), formerly Salomon Smith Barney Inc. CGM is an affiliate of the General Partner. The General Partner is wholly owned by Citigroup Global Markets Holdings Inc. ("CGMHI"), formerly Smith Barney Holdings Inc., which is the sole owner of CGM. CGMHI is a wholly owned subsidiary of Citigroup Inc.

     The General Partner and each limited partner share in the profits and losses of the Partnership in proportion to the amount of partnership interest owned by each except that no limited partner shall be liable for obligations of the Partnership in excess of their initial capital contribution and profits, if any, net of distributions.

     The Partnership will be liquidated upon the first to occur of the following: December 31, 2017; the Net Asset Value of a Redeemable Unit decreases to less than $400 per Redeemable Unit as of a close of any business day; a decline in net assets after trading commences to less than $1,000,000; or under certain other circumstances as defined in the Limited Partnership Agreement.

2.  Accounting Policies:

     a. All commodity interests (including derivative financial instruments and derivative commodity instruments) are used for trading purposes. The commodity interests are recorded on trade date and open contracts are recorded in the statements of financial condition at fair value on the last business day of the year, which represents market value for those commodity interests for which market quotations are readily available or other measures of fair value deemed appropriate by management of the General Partner for those commodity interests and foreign currencies for which market quotations are not readily available, including dealer quotes for swaps and certain option contracts. Investments in commodity interests denominated in foreign currencies are translated into U.S. dollars at the exchange rates prevailing on the last business day of the year. Realized gains (losses) and changes in unrealized gains (losses) on open positions are recognized in the period in which the contract is closed or the changes occur and are included in net gains (losses) on trading of commodity interests.

     b. Income taxes have not been provided as each partner is individually liable for the taxes, if any, on their share of the Partnership's income and expenses.

     c. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     d. Certain prior period amounts have been reclassified to conform to current year presentation.

                              Smith Barney Potomac
                                Futures Fund L.P.
                          Notes to Financial Statements

3.  Agreements:

    a. Limited Partnership Agreement:

     The General Partner administers the business and affairs of the Partnership including selecting one or more advisors to make trading decisions for the Partnership.

    b. Management Agreements:

     The General Partner, on behalf of the Partnership, has entered into a Management Agreement with Campbell & Company, Inc. (the "Advisor"), a registered commodity trading advisor. The Management Agreement provides that the Advisor has discretion in determining the investment of the assets of the Partnership allocated to the Advisor by the General Partner. The Partnership will pay a monthly management fee equal to 1/6 of 1% (2% per year) of Net Assets allocated to the Advisor as of the end of each month. Month-end Net Assets, for the purpose of calculating management fees are Net Assets, as defined in the Limited Partnership Agreement, prior to the reduction of redemptions and incentive fees.

     The Partnership is obligated to pay the Advisor an incentive fee, payable quarterly, equal to 20% of the new trading profits earned by it for the Partnership. New trading profits are defined as the excess, if any, of net assets managed by the Advisor at the end of the calendar quarter over the higher of net assets allocated to the Advisor at the date trading commenced, or net assets managed by the Advisor at the end of the highest previous calendar quarter. New trading profits are further adjusted to eliminate the effect of various non-trade-related activities on net assets. These activities may include new capital contributions, redemptions, reallocations or capital distributions, organizational and offering expenses and interest or other income earned on the Partnership's assets. Interest income earned, if any, will not be taken into account in computing new trading profits earned by the Advisor.

    c. Customer Agreement:

     The Partnership has entered into a Customer Agreement which provides that the Partnership will pay CGM a monthly brokerage fee equal to 6.5% per year of month-end Net Assets, in lieu of brokerage commissions on a per trade basis. Month-end Net Assets, for the purpose of calculating commissions are Net Assets, as defined in the Limited Partnership Agreement, prior to the reduction of all accrued expenses and redemptions payable. CGM will pay a portion of brokerage fees to its financial consultants who have sold Redeemable Units in the Partnership. The Partnership will pay for National Futures Association ("NFA") fees, exchange, clearing, user, give-up and floor brokerage fees. All of the Partnership's assets are deposited in the Partnership's account at CGM. The Partnership's cash is deposited by CGM in segregated bank accounts to the extent required by Commodity Futures Trading Commission regulations. At December 31, 2003 and 2002, the amount of cash held for margin requirements was $12,244,698 and $4,947,272, respectively. CGM has agreed to pay the Partnership interest on 80% of the average daily equity maintained in cash in its account during each month at a 30-day U.S. Treasury Bill rate determined weekly by CGM based on the average noncompetitive yield on 3-month U.S. Treasury Bills maturing in 30 days from the date on which such weekly rate is determined. The Customer Agreement between the Partnership and CGM gives the Partnership the legal right to net unrealized gains and losses. The Customer Agreement may be terminated upon notice by either party.

                             Smith Barney Potomac
                                Futures Fund L.P.
                          Notes to Financial Statements


4.  Trading Activities:

     The Partnership was formed for the purpose of trading contracts in a variety of commodity interests, including derivative financial instruments and derivative commodity interests. The results of the Partnership's trading activities are shown in the statements of income and expenses.

     All of the commodity interests, owned by the Partnership, are held for trading purposes. The average fair value during the years ended December 31, 2003 and 2002, based on a monthly calculation, was $3,373,573 and $1,455,347, respectively.

5.  Distributions and Redemptions:

     Distributions of profits, if any, will be made at the sole discretion of the General Partner. A limited partner may require the Partnership to redeem some or all of their Redeemable Units (minimum 10 Redeemable Units) at their Net Asset Value as of the last day of any month on 10 days notice to the General Partner provided that no redemption may result in the limited partner holding fewer than 10 Redeemable Units after such redemption is effected. There is no fee charged to limited partners in connection with redemptions.

6.  Financial Highlights:

     Changes in the Net Asset Value per Redeemable Unit of Limited Partnership Interest for the years ended December 31, 2003, 2002 and 2001 were as follows:

                                                            2003              2002        2001
                                                          --------          --------     --------
   Net realized and unrealized gains*                      $312.46           $201.88      $20.39
   Interest income                                           12.51             16.49       34.63
   Expenses**                                               (84.61)           (75.86)     (60.17)
                                                         ---------          --------      --------
   Increase (decrease) for the year                         240.36            142.51       (5.15)
   Net asset value per Redeemable Unit, beginning
   of year                                                1,394.28          1,251.77    1,256.92
                                                         ---------        ----------    --------
   Net asset value per Redeemable Unit, end of year      $1,634.64         $1,394.28   $1,251.77
                                                         =========         =========    =========

    * Includes brokerage commissions.
    **Excludes brokerage commissions.

   Ratios to average net assets:
     Net investment loss before incentive fees***            (8.6)%           (8.6)%      (8.2)%
                                                            ======            ======      ======


     Operating expenses                                       9.4%             9.9%       10.8%
     Incentive fees                                           3.2%             3.9%        1.1%
                                                           -------           ------     -------
     Total expenses                                          12.6%            13.8%       11.9%
                                                            ======            ======      ======


   Total return:
     Total return before incentive fees                      19.9%            13.9%        1.0%
     Incentive fees                                          (2.7)%           (2.5)%      (1.4)%
                                                            -------           ------      ------
     Total return after incentive fees                       17.2%            11.4%       (0.4)%
                                                             =====             =====       =====

    *** Interest income less total expenses (exclusive of incentive fees).

     The above ratios may vary for individual investors based on the timing of capital transactions during the year. Additionally, these ratios are calculated for the Limited Partner class using Limited Partners' share of income, expenses and average net assets.

                             Smith Barney Potomac
                                Futures Fund L.P.
                          Notes to Financial Statements


7.  Financial Instrument Risks:

     In the normal course of its business, the Partnership is party to financial instruments with off-balance sheet risk, including derivative financial instruments and derivative commodity instruments. These financial instruments may include forwards, futures and options, whose values are based upon an underlying asset, index, or reference rate, and generally represent future commitments to exchange currencies or cash flows, or to purchase or sell other financial instruments at specific terms at specified future dates, or, in the case of derivative commodity instruments, to have a reasonable possibility to be settled in cash, through physical delivery or with another financial instrument. These instruments may be traded on an exchange or over-the-counter ("OTC"). Exchange traded instruments are standardized and include futures and certain option contracts. OTC contracts are negotiated between contracting parties and include forwards and certain options. Each of these instruments is subject to various risks similar to those related to the underlying financial instruments including market and credit risk. In general, the risks associated with OTC contracts are greater than those associated with exchange traded instruments because of the greater risk of default by the counterparty to an OTC contract. The Partnership's net unrealized gain on exchange traded instruments was $4,672,048 and $2,184,944 at December 31, 2003 and 2002, respectively. The
     Partnership's net unrealized gain (loss) on OTC contracts was $0 and $(10,836) at December 31, 2003 and 2002, respectively.

     Market risk is the potential for changes in the value of the financial instruments traded by the Partnership due to market changes, including interest and foreign exchange rate movements and fluctuations in commodity or security prices. Market risk is directly impacted by the volatility and liquidity in the markets in which the related underlying assets are traded.

     Credit risk is the possibility that a loss may occur due to the failure of a counterparty to perform according to the terms of a contract. Credit risk with respect to exchange traded instruments is reduced to the extent that an exchange or clearing organization acts as a counterparty to the transactions. The Partnership's risk of loss in the event of counterparty default is typically limited to the amounts recognized in the statements of financial condition and not represented by the contract or notional amounts of the instruments. The Partnership has credit risk and concentration risk because the sole counterparty or broker with respect to the Partnership's assets is CGM.

     The General Partner monitors and controls the Partnership's risk exposure on a daily basis through financial, credit and risk management monitoring systems, and accordingly believes that it has effective procedures for evaluating and limiting the credit and market risks to which the Partnership is subject. These monitoring systems allow the General Partner to statistically analyze actual trading results with risk adjusted performance indicators and correlation statistics. In addition, on-line monitoring systems provide account analysis of futures, forwards and options positions by sector, margin requirements, gain and loss transactions and collateral positions.

     The majority of these instruments mature within one year of December 31, 2003. However, due to the nature of the Partnership's business, these instruments may not be held to maturity.

EXHIBIT 99.2
                         CITIGROUP MANAGED FUTURES LLC
      (A Wholly Owned Subsidiary of Citigroup Global Markets Holdings Inc.)

                        STATEMENT OF FINANCIAL CONDITION

                                DECEMBER 31, 2003

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report

To the Board of Directors and Member of
 Citigroup Managed Futures LLC:



We have audited the accompanying statement of financial condition of Citigroup Managed Futures LLC (the Company) (a wholly owned subsidiary of Citigroup Global Markets Holdings Inc.) as of December 31, 2003. This statement of financial condition is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of Citigroup Managed Futures LLC as of December 31, 2003, in conformity with accounting principles generally accepted in the United States of America.



/s/ KPMG LLP
    April 27, 2004
    New York, New York

                          CITIGROUP MANAGED FUTURES LLC
      (A Wholly Owned Subsidiary of Citigroup Global Markets Holdings Inc.)
                        Statement of Financial Condition
                                December 31, 2003


                                     Assets



Investments in affiliated limited partnerships             $ 20,608,207
Receivables from affiliated limited partnerships              9,251,656
Receivables from other affiliates                             5,973,149
Other assets                                                      8,762
                                                           -------------
         Total assets                                      $ 35,841,774
                                                            ============

                        Liabilities and Member's Capital




Accounts payable and accrued liabilities                   $  3,964,292
Taxes payable                                                 3,724,805
                                                              ----------
         Total liabilities                                    7,689,097


Member's capital                                             86,152,677
Less: Note receivable from member                           (58,000,000)
                                                             -----------
Total member's capital                                       28,152,677
                                                             ----------
         Total liabilities and member's capital            $ 35,841,774
                                                             ==========

The accompanying notes are an integral part of this statement of financial condition.

                          CITIGROUP MANAGED FUTURES LLC
      (A Wholly Owned Subsidiary of Citigroup Global Markets Holdings Inc.)

                    NOTES TO STATEMENT OF FINANCIAL CONDITION


Note  1.  Organization

Citigroup Managed Futures LLC (the "Company" or "CMF") is a wholly owned subsidiary of Citigroup Global Markets Holdings Inc. ("CGMHI"). CGMHI is a wholly owned subsidiary of Citigroup Inc. ("Citigroup"). The Company was organized and is authorized to act as a general partner for the management of investment funds and is registered as a commodity pool operator with the Commodity Futures Trading Commission.

At December 31, 2003, the Company is the general partner for 18 domestic Limited Partnerships with total assets of $1,549,068,886, total liabilities of $76,226,292 and total partners' capital of $1,472,842,594. The Company has a general partner's liability, which is unlimited (except to the extent it may be limited by the limited partnership agreement) with respect to these Limited Partnerships.

The Limited Partnerships are organized to engage in the speculative trading of commodity futures contracts and other commodity interests. The Company's responsibilities as the general partner to these Limited Partnerships are described in the various limited partnership agreements. The Company generally maintains an equity investment of 1% in the majority of Limited Partnerships.

The Company is also the trading manager for five offshore funds. As trading manager to these offshore funds, the Company will select trading advisors who in the trading manager's opinion, have demonstrated a high degree of skill in trading commodity interest contracts to manage the assets of the funds. For these services, the Company receives management fees. The Company does not have an equity investment in these offshore funds.

Note 2.  Significant Accounting Policies

The statement of financial condition is prepared in accordance with accounting principles generally accepted in the United States of America, which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the statement of financial condition. Estimates may vary from actual results.

Investments in Limited Partnerships are valued at the Company's proportionate share of the net asset values as reported by the Limited Partnerships and approximate fair value. The Limited Partnerships value positions at the closing market quotations and through other fair valuation procedures on the last business day of the year.

Under the terms of each of the limited partnership agreements for which CMF is a

                          CITIGROUP MANAGED FUTURES LLC
      (A Wholly Owned Subsidiary of Citigroup Global Markets Holdings Inc.)

              NOTES TO STATEMENT OF FINANCIAL CONDITION, continued

general partner, the Company is solely responsible for managing each of the partnerships. Other responsibilities are disclosed in each limited partnership agreement. The Company normally makes a capital contribution to each Limited Partnership. The limited partnership agreements generally require the general partner to maintain a cash investment in the Limited Partnerships equal to the greater of (i) an amount which will entitle the general partner to an interest of 1% in each material item of partnership income, gain, loss, deduction or credit or (ii) the greater of (a) 1% of the aggregate capital contributions of all partners or (b) a minimum of $25,000. While CMF is the general partner thereof, the Company may not reduce its percentage interest in such Limited
Partnerships to less than such required level, as defined in each limited partnership agreement.

Consistent with the limited partnership agreements, the Company received an opinion of counsel that it may maintain its net worth, as defined in the limited partnership agreements (excluding its investment in each Limited Partnership), at an amount not less than 5% of the total contributions to the Limited Partnerships by all partners. CGMHI will contribute such amounts of additional capital to the Company, all or part of which may be contributed by a note (see
Note 3), so that the Company may maintain its net worth requirement. This requirement was met throughout the year ended December 31, 2003.

Receivables from affiliated Limited Partnerships pertain to commissions, management fees and other receivables for services rendered as well as amounts receivable as a result of the Company paying organization, offering and other costs on behalf of the Limited Partnerships. Costs pertaining to organization and offering are reimbursed by the Limited Partnerships to the Company over a period varying from eighteen to forty-eight months or as interest income is earned by a Limited Partnership in accordance with the Limited Partnership's prospectus. The offering costs reimbursable at December 31, 2003 were $721,261. Repayment of these costs is not contingent upon the operating results of the Limited Partnerships. In addition, as general partner, the Company earns monthly management fees and commissions from the Limited Partnerships as defined by the limited partnership agreements. Management fees receivable, commissions receivable, and other receivables at December 31, 2003 were $364,337, $7,238,900 and $927,158, respectively.

Note 3.  Note Receivable from CGMHI

The note receivable consists of a $58,000,000 demand note dated June 22, 1994, which is non-interest bearing and is included in member's capital as of December 31, 2003. The demand note was issued to the Company by CGMHI.

Note 4.  Related Party Transactions

Substantially all transactions of the Company, including the allocation of certain income and expenses, are transacted with CGMHI, limited partnerships of

                          CITIGROUP MANAGED FUTURES LLC
      (A Wholly Owned Subsidiary of Citigroup Global Markets Holdings Inc.)

              NOTES TO STATEMENT OF FINANCIAL CONDITION, continued

which it is the general partner, and other affiliates. Receivables from other affiliates on the Company's statement of financial condition represents amounts due from Citigroup Global Markets Inc., an indirect wholly owned subsidiary of CGMHI, for interest income receivable, commissions receivable, and other receivables.

As the Company is a member of a group of affiliated companies, it is possible that the terms of certain related party transactions are not the same as those that would result from transactions among wholly unrelated parties.

Note 5.  Income Taxes

For tax purposes, the Company has elected, pursuant to IRS regulations, to be considered a pass-through entity whose income tax liabilities will be borne by CGMHI. Under a tax sharing agreement with CGMHI, the Company provides income tax expense, for financial reporting purposes, at an effective rate based on its expected share of Citigroup's consolidated provision for income tax expense. Taxes payable at December 31, 2003 represent the amount due under this agreement.


Note 6.  Employee Benefit Plans

The Company participates in a noncontributory defined benefit pension plan with Citigroup, which covers substantially all U.S. employees.

The Company, through Citigroup, has a defined contribution employee savings plan covering substantially all U.S. employees. In addition, the Company has various incentive plans under which stock of Citigroup is purchased for subsequent distribution to employees, subject to vesting requirements.

Note 7.  Member's Capital

During the year, the Company declared and paid dividends of $4,000,000. Other than net income and these dividends, there were no other changes to member's capital.

Note 8.  Concentrations of Investment in Affiliated Limited Partnerships

Each investment in affiliated limited partnerships was less than 10% of the total assets of the Company as of December 31, 2003.